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                                                                   EXHIBIT 10.8

                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT (this "LEASE") is made as of the 26th day of March, 1998, by and between WASHINGTONIAN NORTH ASSOCIATES LIMITED PARTNERSHIP, a Maryland limited partnership (hereinafter referred to as "LANDLORD"), and MANUGISTICS, INC., a Delaware corporation (hereinafter referred to as "TENANT").

                                    RECITALS:

     A. Boston Properties Limited Partnership ("BPLP") and Tenant have entered into a Memorandum of Agreement dated March 5, 1998 (the "MEMORANDUM"), setting forth the basic terms and conditions governing the ownership, development and leasing of a site known as Washingtonian North, located in the City of Gaithersburg, Maryland, and containing approximately 27.9787 acres of land, as depicted on the survey attached hereto as Exhibit A (the "LAND"). BPLP's interest in the Memorandum was assigned to Landlord pursuant to an Assignment and Assumption of Memorandum of Agreement dated as of March 5, 1998. For purposes of describing the phased development of the Land, the Land shall be divided into three (3) parcels, referred to herein as the "PHASE I LAND", the "PHASE II LAND", and the "PHASE III LAND", respectively, and to be more particularly identified on the Approved Site Plan (as hereinafter defined).

     B. Landlord has acquired the Land pursuant to that certain Contract of Sale dated February 13, 1998, by and between Washingtonian Associates, L.C., as Seller ("SELLER"), and Tenant, as Buyer (as amended, the "CONTRACT"), and a Development Agreement between the same parties, also dated February 13, 1998, both as assigned to the general partner of BPLP, Boston Properties, Inc. ("BPI"), pursuant to the Memorandum and an Assignment and Assumption of Contract and Development Agreement between Tenant and BPI dated as of March 5, 1998, as further assigned to BPLP pursuant to an Assignment and Assumption of Contract and Development Agreement dated as of March 5, 1998, and as further assigned to Landlord pursuant to an Assignment and Assumption of Contract and Development Agreement dated as of March 25, 1998.

     C. Pursuant to the Memorandum, Tenant has agreed to lease from Landlord the Land and certain buildings to be constructed thereon, from time to time, including, initially, one or more Class A suburban office buildings containing a minimum of 300,000 square feet of Gross Floor Area (as defined in Section 24.1 of the Zoning Ordinance of the City of Gaithersburg) to be constructed on the Phase I Land (the building or buildings, any parking deck and associated site improvements to be constructed on the Phase I Land being referred to herein, collectively, as the "BUILDING"). Certain terms and conditions governing the development of the Land, the construction of the Building and additional buildings on the Phase II Land and the Phase III Land, and Landlord's and Tenant's respective options with regard to same are set forth in the Agreement for the Phased Development of Washingtonian North entered into by Landlord and Tenant concurrently herewith (the "PHASED DEVELOPMENT AGREEMENT"). The obligations of Landlord thereunder are guaranteed by BPLP pursuant to a Guaranty of even date herewith. The Building shall be constructed, and construction costs shall be funded, pursuant to a Development



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Management Services Agreement being entered into concurrently herewith by and among Himes Associates, Ltd., as development manager (the "DEVELOPMENT MANAGER"), BPLP, Landlord and Tenant (the "PHASE I DEVELOPMENT SERVICES AGREEMENT"), and in accordance with a site plan to be agreed upon by the parties pursuant to the Phased Development Agreement. Such site plan, as finally approved by all necessary governmental authorities, as it may thereafter be amended from time to time (with all necessary governmental approvals obtained), is referred to herein as the "APPROVED SITE PLAN". The Land, the Building and any and all other buildings which may be constructed on the Land, from time to time, are referred to herein, collectively, as the "COMPLEX".

     D. Landlord and Tenant wish to set forth herein the terms and conditions upon which Landlord shall lease the Land and the Building to Tenant.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

                                    ARTICLE I
                                  THE PREMISES


     1.1 Landlord hereby leases and demises to Tenant and Tenant hereby leases and accepts from Landlord, for the term and upon the terms and conditions hereinafter set forth, the Land and the Building (collectively, the "PREMISES"). Upon the design of the Building and completion of construction documents, a diagram of each floor of the Building, which together with the Land, comprise the Premises, shall be added to this Lease as Exhibit A-1.

     1.2 The Lease of the Premises includes the right to use the adjacent parking areas and structures which shall be generally described on the Approved Site Plan and the right to use any common areas and facilities (including the Building's loading docks, doors, platforms, staging areas and freight elevators) that are located in and adjacent to the Building, but includes no other rights not specifically set forth herein. For only so long as Tenant continues to lease the entire Building and Land comprising the initial Premises hereunder (the "INITIAL PREMISES"), the foregoing right to use common areas shall include the right to use the Phase II Land and the Phase III Land as a parking area to serve the Building, as a park or picnic area or for such other ancillary uses as Tenant may reasonably elect, provided such uses are appropriate ancillary uses for a Class A suburban office building. The lease of the Premises also is subject to all covenants, conditions and restrictions of record as of the date hereof or recorded hereafter with the agreement of Tenant.

     1.3 The area of the Building is expected to be not less than 300,000 square feet of Gross Floor Area, with individual floors ranging between 22,000 and 35,000 square feet of Gross Floor Area. The parameters for the size and design of the Building, and other terms and conditions upon which the Land will be developed and the Building will be constructed are set forth in the Phased Development Agreement. Although rent is payable during the initial Lease Term hereunder in accordance with the rent formula and other terms and conditions of Articles III and IV hereof, and is not calculated based upon the number of square feet of rentable area in the Premises, the rentable area of the Premises is relevant for certain other purposes under this Lease, as


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expressly provided herein. Accordingly, the number of rentable square feet in the Building shall be determined by Landlord upon design and construction of the Building, and shall be confirmed in the declaration described in Section 2.1(c) below. For the purposes hereof, rentable area shall be calculated in accordance with the Washington, D.C. Association of Realtors standard method of measurement, as in effect as of the date of this Lease. Such rentable area calculation shall be subject to confirmation prior to the Lease Commencement Date by Tenant's independent architect. In the event the rentable area figure determined by Tenant's architect differs by no more than one-half of one percent (.5%) (higher or lower) from Landlord's figure, then Landlord's figure shall be controlling. In the event the rentable area figure determined by Tenant's architect differs by more than one-half of one percent (.5%) (higher or lower) from Landlord's figure, then Landlord and Tenant (in coordination with their respective architects) shall endeavor in good faith to resolve the discrepancy, and in the event they are not able to resolve such discrepancy within thirty
(30) days following the Lease Commencement Date, then Landlord and Tenant shall, within five (5) days after the expiration of such thirty (30) day period, jointly appoint an independent architect who shall resolve such discrepancy within ten (10) days following such independent architect's appointment, and the determination of such independent architect shall be binding on both Landlord and Tenant. Each party shall be responsible for its own architect's fees, and the fees of such independent architect shall be shared equally by Landlord and Tenant.

     1.4 Hereafter, during the term of this Lease, the Phase II Land and/or the Phase III Land may be excluded from the definition of the Land hereunder in the event that any of several options or rights with respect to the Phase II Land or the Phase III Land is exercised pursuant to the terms of the Phased Development Agreement. If any such option or right is exercised, the parties will execute an amendment to this Lease, removing the excluded land from the definition of the Land and proportionately reducing the rent payable hereunder on account thereof, as provided in Section 3.4 hereof. Any land that is excluded from the definition of the Land hereunder, as aforesaid, shall thereafter cease to be part of the Land and the Premises for all purposes hereunder. Similarly, if this Lease is renewed pursuant to Article XXVI hereof, then, effective as of the commencement of any renewal term hereunder, the Phase II Land and the Phase III Land (to the extent not previously excluded herefrom pursuant to any of the provisions hereof) shall be excluded from, and shall cease to be a part of, the Land and the Premises for all purposes hereunder.

                                   ARTICLE II
                                      TERM


     2.1 (a) The term of this Lease (hereinafter referred to as the "LEASE TERM") shall commence on the Lease Commencement Date, as determined pursuant to
Section 2.1(b) below, and continue for a period of fifteen (15) years thereafter, unless such Lease Term shall be extended, renewed or terminated earlier in accordance with the provisions hereof. Notwithstanding the foregoing, if the Lease Commencement Date shall occur on a day other than the first day of a month, the Lease Term shall commence on such date and continue for the balance of such month and for a period of fifteen (15) years thereafter. The term "LEASE TERM" shall include any and all renewals and extensions of the term of this Lease.

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          (b) The "LEASE COMMENCEMENT DATE" shall be the earlier of (i) sixty
(60) days following the date on which the Building is, or is deemed to be, substantially complete as determined pursuant to Section 7.3 of the Phase I Development Services Agreement, (ii) the date on which Tenant commences the conduct of its business upon any portion of the Premises comprising, in the aggregate, seventy-five percent (75%) or more of the rentable area of the Building (it being agreed that entry into the Premises for the installation of communications equipment and wiring, the establishment of temporary staging areas, temporary storage use or moving Tenant's furniture and fixtures into the Premises shall not be considered the conduct of Tenant's business), or (iii) June 30, 2001. The date specified in clause (iii) above shall be extended by one
(1) day for each day of delay caused by Force Majeure (as defined in Section
30.18 below), but not more than ninety (90) days in the aggregate. If one or more full floors within the Premises is substantially complete prior to the Lease Commencement Date, and if Tenant desires to occupy all or a portion of such full floor(s) for the conduct of its business prior to the Lease Commencement Date, then, unless and until such early occupancy includes 75% or more of the rentable area of the Building, such early occupancy shall not cause the Lease Commencement Date to occur, but all the terms of this Lease (including, without limitation, the requirement that Tenant pay Annual Base Rent and additional rent (each, as hereinafter defined) with respect to such full or partial floors) shall apply with respect to each space thus occupied by Tenant from the date that Tenant takes occupancy thereof for the conduct of its business therein. In the case of any such partial occupancy prior to the Lease Commencement Date, Annual Base Rent shall be determined based on projected Owner Funded Project Costs as of the time of occupancy and shall be prorated based on the ratio of the rentable area so occupied to the total rentable area of the Building.

          (c) Promptly after the Lease Commencement Date is ascertained, Landlord and Tenant shall execute a written declaration setting forth the Lease Commencement Date, the date upon which the Lease Term will expire, the exact number of square feet of rentable area in the Premises, and the Annual Base Rent. The form of such declaration is attached hereto as Exhibit B and made a part hereof.

          (d) Landlord shall take delivery of the Building, and Landlord's obligations hereunder to operate and maintain the Building shall commence, at such time as the Building is in fact (and not merely deemed to be) substantially complete, as determined pursuant to Section 7.3 of the Phase I Development Services Agreement. Any Expenses (as hereinafter defined) incurred by Landlord on or after such date but prior to the Lease Commencement Date, shall be included in Improvements Costs (as defined in Section 3.1(a) below) for purposes of determining the Annual Base Rent payable hereunder.

     2.2 For purposes of this Lease, the term "LEASE YEAR" shall mean either (a) each period of twelve (12) consecutive calendar months commencing on the first day of the month immediately following the month in which the Lease Commencement Date occurs, and on each anniversary of such date, except that the first Lease Year shall also include the period from the Lease Commencement Date to the first day of the following month; or (b) if the Lease Commencement Date shall occur on the first day of a calendar month, each period of twelve (12) consecutive calendar months commencing on the Lease Commencement Date and on each anniversary of such date; whichever is applicable.



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     2.3 If the parties hereto enter into the Phase II Lease or the Phase III
Lease (as defined in the Phased Development Agreement), Tenant shall have the right to extend the term of this Lease to be coterminous therewith, subject to the following terms and conditions:

          (a) If Tenant elects to cause improvements to be constructed on the Phase II Land and enters into the Phase II Lease pursuant to the terms of the Phased Development Agreement, Tenant shall have the right, at its option, to extend the term of this Lease to run coterminously with the Phase II Lease, by giving Landlord written notice thereof (the "EXTENSION OPTION NOTICE") not later than the date that is twelve (12) months following the lease commencement date under the Phase II Lease. Promptly after the lease commencement date under the Phase II Lease has been ascertained or the Extension Option Notice has been given (whichever is later), the parties hereto shall enter into an amendment to this Lease setting forth the new expiration date of the term hereof. Tenant shall have the similar right to extend the term of this Lease to be coterminous with the Phase III Lease (if it is entered into), subject to the same terms and conditions.

          (b) Notwithstanding any of the foregoing to the contrary, in no event shall the term of this Lease be extended pursuant to this Section 2.3 (whether the extension is to render this Lease coterminous with the Phase II Lease, the Phase III Lease, or both in succession) for a period of more than five (5) years in the aggregate; however, Tenant's extension rights under this Section 2.3 may be combined with its right to a Hybrid Renewal Term (pursuant to and as defined in Section 26.5 below) if necessary in order to render this Lease coterminous with the Phase II Lease or the Phase III Lease. For example, if this Lease is extended for three (3) years to run coterminously with the Phase II Lease and thereafter would need to be extended another four (4) years in order to run coterminously with the Phase III Lease, then Tenant would be entitled to extend this Lease pursuant to this Section 2.3 for only two (2) additional years, but would be entitled to renew this Lease for a two (2) year Hybrid Renewal Term pursuant to Section 26.5 below. If Tenant wishes to extend the Lease Term pursuant to this Section 2.3 and a Hybrid Renewal Term is necessary in order to render the lease coterminous with the Phase II Lease or the Phase III Lease (as the case may be) then, upon giving the Extension Option Notice, the Lease Term shall be deemed extended and renewed through the expiration of the Hybrid Renewal Term; however, the rent payable during the Hybrid Renewal Term shall be determined twelve (12) months prior to the commencement of such renewal term as if the renewal right were first being exercised as of such time, as more particularly provided in Section 26.5. In no event may Tenant extend the Lease Term pursuant to this Section 2.3 and/or renew the Lease Term pursuant to
Section 26.5 for less than the full period of time necessary to render this Lease coterminous with the Phase II Lease and/or the Phase III Lease (i.e., in the example given above, Tenant would not be entitled to extend the Lease Term for two (2) years pursuant to this Section 2.3 without also committing at the time Tenant gives the Extension Option Notice to the two (2) year Hybrid Renewal Term that would be necessary to render this Lease coterminous with the Phase III Lease). The extension rights set forth in this Section 2.3 are in addition to, and not in lieu of, the rights of renewal set forth in Article XXVI. Any extension(s) of the Term pursuant to this Section 2.3 (excluding a Hybrid Renewal Term) shall be deemed to extend the initial term of this Lease for purposes of determining when the first Renewal Term would commence pursuant to
Article XXVI.



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          (c) Any extension of this Lease pursuant to this Section 2.3 shall be on the same terms and conditions set forth herein, with Annual Base Rent continuing to escalate annually during the extension period, in the manner described in Section 3.2 hereof.

          (d) If a material Event of Default shall exist hereunder on the date any Extension Option Notice is given to Landlord or on the lease commencement date under the Phase II Lease or the Phase III Lease (as the case may be), then, at Landlord's option, the Extension Option Notice shall be ineffective and Tenant's right to extend the Term pursuant to such Extension Option Notice shall lapse and be of no further force or effect. For purposes hereof, all monetary defaults shall be deemed material defaults.

                                   ARTICLE III
                                    BASE RENT


     3.1 During the first Lease Year, Tenant shall pay to Landlord as annual base rent, net of all Expenses (which term is defined in Section 4.2 below), for the Premises, without set off, deduction or demand, an amount equal to the sum of the Land Rent and the Improvements Rent (each as hereinafter defined). The "LAND RENT" shall be an amount equal to the product of (i) the Land Costs (as hereinafter defined), multiplied by (ii) Nine and One-Half Percent (9.5%). The "IMPROVEMENTS RENT" shall be an amount equal to the product of (x) the Improvements Costs (as hereinafter defined), multiplied by (y) Nine and One-Half Percent (9.5%). The Land Rent and the Improvements Rent (collectively, the "ANNUAL BASE RENT") shall be subject to annual adjustment as provided in Section
3.2 hereof and possible further adjustment at the times and in the manner described in Sections 3.4, 3.5 and 3.6 below. The Annual Base Rent payable hereunder during each Lease Year shall be divided into equal monthly installments and such monthly installments shall be due and payable in advance on the first day of each month during such Lease Year. If the Lease Commencement Date (determined pursuant to Section 2.1(b) hereof) occurs prior to a date when final Land Costs and Improvements Costs (each, as hereinafter defined) are ascertained, then Annual Base Rent shall initially be determined and payable based on projections of such costs as of the Lease Commencement Date, as reasonably determined by the Development Manager, Landlord and Tenant, and shall thereafter be recalculated when such costs are ascertained. Upon such recalculation, Landlord shall deliver to Tenant a written notice specifying (i) the calculation of Annual Base Rent based upon actual Land Costs and Improvements Costs, (ii) the Annual Base Rent that is payable to Landlord hereunder for the period commencing on the Lease Commencement Date and continuing through the date of such notice based on actual Land Costs and Improvements Costs, and (iii) the Annual Base Rent that was in fact paid to Landlord for the same time period. If the amount of Annual Base Rent paid by Tenant for such time period exceeds the amount of Annual Base Rent payable for such time period based on actual Land Costs and Improvements Costs, Landlord shall credit the net overpayment against the next monthly installment(s) of Annual Base Rent and additional rent due hereunder. Conversely, if Tenant's actual liability for Annual Base Rent for such time period exceeds the sums theretofore paid by Tenant on account thereof, Tenant shall pay the amount of the deficiency within fifty (50) days following Tenant's receipt of Landlord's notice. In either event, there shall be added to the excess that is to be credited or the deficiency that is to be paid (whichever is applicable) a sum equal to interest on each monthly component of the amount to be credited or paid from the date


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each monthly component would have been payable if actual Land Costs and
Improvements Costs had been known on the Lease Commencement Date to the date of the credit or payment pursuant to the reconciliation statement calculated at the Interest Rate (as hereinafter defined). Effective as of the date of such notice (the "RENT RECALCULATION DATE"), Tenant shall begin paying Annual Base Rent at the recalculated rate. Any dispute between Landlord and Tenant as to the amount of the Land Costs and Improvements Costs (whether projected or final) or the allocation of any costs between Land Costs and Improvements Costs shall be subject to binding arbitration pursuant to the procedures set forth in Article XXVIII hereof.

          (a) For purposes of calculating the Improvements Rent payable hereunder, the term "IMPROVEMENTS COSTS" shall mean the sum of all direct and indirect, hard and soft costs incurred (provided the cost incurred is subsequently paid) or paid by BPLP or Landlord from and after March 26, 1998 in connection with the design and construction of the Building or other improvements on the Phase I Land (excluding any such costs that are not payable by BPLP or Landlord pursuant to the terms of the Phased Development Agreement), including but not limited to: (i) amounts paid pursuant to the Phase I Development Services Agreement and construction contracts entered into pursuant thereto that relate to the design and construction of improvements; (ii) all costs of contractors, architects, suppliers, materialmen, surveyors and engineers that relate to the design and construction of improvements, including costs due to the negligence of third-party contractors and subcontractors which are not covered by insurance or are not collectible from the party at fault;
(iii) all development fees payable pursuant to the Phase I Development Services Agreement and the Phased Development Agreement that relate to the design and construction of improvements; (iv) all costs incurred in connection with obtaining all city, county and other governmental approvals that relate to the design and construction of improvements; (v) all third-party legal and other professional fees incurred by Landlord, BPLP or Tenant from and after the date hereof in connection with the Approved Site Plan and the design and construction of the Building, except legal fees incurred in connection with any dispute (as defined in Section 9.1 of the Phased Development Agreement) or any lawsuit among such parties (and excluding all legal fees and due diligence costs incurred by Landlord prior to the date hereof); insurance premiums, Real Estate Taxes and other Expenses (each as hereinafter defined) accrued prior to the Lease Commencement Date; (vi) the costs of site-related work that primarily benefits or serves the Phase I Land or the Building and does not have general application to the overall development of the Complex ("SITE-SPECIFIC SITE COSTS"), such as hardscape in and around the Building, landscaping adjacent to the Building, the costs of extending utilities from the perimeter of the Phase I Land to the Building, the costs of installing internal roads and pedestrian walkways exclusively serving the Building and adjacent parking areas and which are not a part of the primary road network and pedestrian walkways serving the Complex;
(vii) legal fees and expenses and other consultant, due diligence, brokerage and other fees and expenses (including brokerage fees payable as directed by Tenant in connection herewith) incurred by Tenant in connection with the acquisition and development of the Land, all of which, in the aggregate, shall not exceed the Development Allowance (as defined in the Phased Development Agreement);
(viii) all other costs includable in Owner Funded Project Costs pursuant to the Phased Development Agreement that either (A) relate to the construction of improvements or (B) are otherwise allocable to the Building or other improvements on the Phase I Land; and (ix) interest on all of the foregoing components of Improvements Costs from the date each such cost was paid to the Lease Commencement Date hereunder (or to the Rent Recalculation Date, in the case of any such costs which are not included in


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projected Improvement Costs as of the Lease Commencement Date, but are
subsequently included therein when actual costs are ascertained), calculated based on a floating annual interest rate (the "INTEREST RATE") equal to one and one-half (1.5) percentage points in excess of LIBOR (the particular LIBOR period to be selected by Landlord and subject to change from time to time in Landlord's sole discretion; provided that Landlord shall make such selections in good faith, endeavoring to minimize such cost of carry). Landlord shall endeavor to give Tenant notice of its LIBOR selections from time to time, but shall not be in default hereunder for failure to do so unless such failure continues for ten
(10) days following Landlord's receipt of written notice of such failure from Tenant.

          (b) For purposes of calculating the Land Rent payable hereunder, the term "LAND COSTS" shall mean and include the sum of the total acquisition costs of the Land (including the contribution to the cost of the I-370 interchange), together with all direct and indirect, hard and soft costs incurred (provided the cost incurred is subsequently paid) or paid by BPLP or Landlord from and after March 26, 1998 in connection with general site development work relating to the development of the Land (excluding any such costs that are not payable by BPLP or Landlord pursuant to the terms of the Phased Development Agreement and excluding any Site-Specific Site Costs, which are included in the Improvements Costs pursuant to subsection (a) above), including but not limited to: (i) road club contributions, costs of on-site and off-site improvements required pursuant to the Approved Site Plan, and any other expenditures required to be made as a condition of site plan approval or other city or county approvals relating to general site development work; (ii) all costs incurred in connection with obtaining site plan approval and all other city, county and other governmental approvals that relate to general site development work; (iii) all costs of providing the primary road network serving the Complex, and pedestrian walkways serving the Complex; (iv) all costs of providing storm water facilities to serve the Complex, regardless of where situated; (v) directional signage and entrance signage serving the Complex; (vi) the costs of landscaping at the Complex entrance(s) and in any common areas of the Complex; (vii) all costs of providing lighting that serves the Complex and bringing utilities to the Complex (e.g., electricity, gas, water and sewer, fiber optics, if applicable); (viii) all costs relating to the I-370 interchange; (ix) amounts paid pursuant to the Phase I Development Services Agreement and construction contracts entered into pursuant thereto that relate to general site development work; (x) all costs of contractors, architects, suppliers, materialmen, surveyors and engineers that relate to general site development work, including costs due to the negligence of third-party contractors and subcontractors which are not covered by insurance or are not collectible from the party at fault; (xi) all development fees payable pursuant to the Phase I Development Services Agreement and the Phased Development Agreement that relate to general site development work; (xii) all other costs includable in Owner Funded Project Costs pursuant to the Phased Development Agreement that relate to general site development work; (xiii) all other components of Owner Funded Project Costs that are not includable in Improvements Costs; and (xiv) interest on all of the foregoing components of Land Costs from the date each such cost was paid to the Lease Commencement Date hereunder (or to the Rent Recalculation Date, in the case of any such costs which are not included in projected Land Costs as of the Lease Commencement Date, but are subsequently included therein when actual costs are ascertained), calculated based on the Interest Rate (as defined in subsection (a) above).



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          (c) It is understood and agreed that all costs and expenses comprising
Owner Funded Project Costs (as defined in the Phased Development Agreement) are includable in either the Land Costs or the Improvements Costs, in accordance with the respective definitions thereof set forth above, to the end that the sum of the Land Costs and the Improvements Costs shall be equal to the Owner Funded Project Costs.

     3.2 Commencing on the first day of the second (2nd) Lease Year and on the first day of each and every Lease Year thereafter, the Annual Base Rent payable for such Lease Year shall be increased over the escalated Annual Base Rent in effect during the preceding Lease Year by two percent (2%).

     3.3 All rent shall be paid to Landlord, without set-off, deduction or demand, in legal tender of the United States (i) at the address to which notices to Landlord are to be given or to such other address as Landlord may designate from time to time by written notice to Tenant, or (ii) by wire transfer in accordance with wiring instructions to be provided to Tenant by Landlord at least thirty (30) days prior to the Lease Commencement Date (or such alternative wiring instructions as Landlord may designate from time to time by written notice to Tenant). Any failure by Landlord to timely notify Tenant of such wiring instructions shall not excuse the payment of rent by Tenant; however, Tenant shall not be obligated to make any rent payment hereunder sooner than five (5) business days following Tenant's receipt of Landlord's wiring instructions. If Landlord shall at any time accept rent after it shall come due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute or be construed as a waiver of any of Landlord's rights hereunder.

     3.4 The Land Rent comprising a portion of the Annual Base Rent payable hereunder is subject to adjustment in the event that any portion of the land included within the definition of the Land hereunder is excluded therefrom as a result of the exercise of any of several options with respect to the Phase II Land or the Phase III Land pursuant to the terms of the Phased Development Agreement, subject to the terms and conditions set forth below. For purposes of the foregoing, the Land Rent shall be allocated among the three phases, according to the following allocation formula. The portion of the Land Rent hereunder allocable to any one of the three phases at any given time shall be the product of (i) the total Land Rent then in effect (as escalated pursuant to Section 3.2 hereof), multiplied by a fraction, the numerator of which shall be the maximum number of square feet of Gross Floor Area permitted to be constructed on such phase of the Land (according to the Approved Site Plan), and the denominator of which shall be the maximum number of square feet of Gross Floor Area permitted to be constructed on the entire Land (according to the Approved Site Plan). All rent prorations hereunder (and under the Phase II Lease and Phase III Lease, if in effect) that are made based upon the foregoing allocation formula shall be recalculated and adjusted from time to time, prospectively, in the event that the maximum number of square feet of Gross Floor Area on any phase changes as a result of an amendment to the Approved Site Plan, as permitted pursuant to the Phased Development Agreement, effective as of the date approval of the amendment becomes final (determined in accordance with Section 1.6 of the Phased Development Agreement). The rent adjustments that would result from the exercise of the options referred to above shall be made as follows:

          (a) If Tenant exercises its option pursuant to Section 3.1 of the Phased Development Agreement to cause the construction of improvements on the Phase II Land, then the Phase II Land and the improvements constructed thereon shall be leased to Tenant by Landlord pursuant to the Phase II Lease (as defined in the Phased Development Agreement). Effective as of the Lease Commencement Date under the Phase II Lease, the Phase II Land shall be excluded from the Land hereunder and the Annual Base Rent payable hereunder shall be proportionately reduced by subtracting therefrom the portion of the Land Rent that is allocable to the Phase II Land based on the allocation formula set forth above in this
Section 3.4. The Phase III Land shall similarly be excluded from the Land hereunder and the Land Rent component (including any Supplemental Land Rent) of the Annual Base Rent hereunder shall be similarly reduced, effective as of the Lease Commencement Date under the Phase III Lease, if Tenant exercises its option pursuant to Section 4.1 of the Phased Development Agreement to cause the construction of improvements on the Phase III Land.

          (b) If Landlord exercises its right pursuant to Section 3.8 of the Phased Development Agreement to terminate Tenant's rights with respect to the Phase II Land, then, as of the effective date of the exercise of such option (as specified in the Phased Development Agreement, and provided such exercise is not nullified pursuant to the terms of the Phased Development Agreement), the Phase II Land shall be excluded from the Land hereunder and the Annual Base Rent payable hereunder shall be adjusted in the following manner. The Annual Base Rent payable hereunder shall be reduced by an amount equal to the greater of (a) the product of (i) nine and one-half percent (9.5%), multiplied by (ii) the then fair market value of the Phase II Land, or (b) the portion of the then-current Land Rent payable hereunder that is allocable to the Phase II Land, based on the allocation formula set forth above in this Section 3.4; provided that, if the sum described in clause (a) is greater than the entire then-current Land Rent, then Landlord may elect, at its option, to reduce the Annual Base Rent by the entire then-current Land Rent and to pay to Tenant a sum equal to the present value of the difference between (i) the aggregate rent reduction that would result over the remainder of the initial Lease Term if Annual Base Rent were reduced by the amount specified in clause (a), and (ii) the aggregate rent reduction that results over the remainder of the initial Lease Term due to such reduction of the Annual Base Rent by the entire then-current Land Rent, applying an annual discount rate of eight and one-half percent (8.5%). The Phase III Land shall similarly be excluded from the Land hereunder and the Land Rent component (including any Supplemental Land Rent) of the Annual Base Rent hereunder shall be similarly reduced if Landlord exercises its option pursuant to Section 4.8 of the Phased Development Agreement to terminate Tenant's rights with respect to the Phase III Land. In addition, the Phase I Land, the Phase II Land and/or the Phase III Land may be excluded from the Land hereunder following an Event of Default by Landlord under the Phased Development Agreement, as provided in Sections 7.5, 7.6 and 7.7 of the Phased Development Agreement. In any such event, the Land Rent component (including any Supplemental Land Rent) of the Annual Base Rent hereunder shall be reduced as provided in this Subsection (b).

          (c) If Tenant exercises its right pursuant to Section 3.7 of the Phased Development Agreement to "put" the Phase II Land back to Landlord, then, as of the effective date of the exercise of such option (as specified in the Phased Development Agreement, and provided such exercise is not nullified pursuant to the terms of the Phased Development Agreement), the Phase II Land shall be excluded from the Land hereunder and the Annual Base Rent payable hereunder shall be adjusted in the following manner. The Annual Base Rent payable hereunder shall be reduced by an amount equal to the lesser of (a) the product of (i) nine and one-half percent (9.5%), multiplied by (ii) the then fair market value of the Phase II Land, or (b) the portion of the Initial Land Rent (as hereinafter defined) payable hereunder that is allocable to the Phase II Land, based on the allocation formula set forth above in this Section 3.4. The Phase III Land shall similarly be excluded from the Land hereunder and the Land Rent component (including any Supplemental Land Rent) of the Annual Base Rent hereunder shall be similarly reduced if Tenant exercises its option pursuant to
Section 4.7 of the Phased Development Agreement to "put" the Phase III Land back to Landlord. As used in this subsection (c) the term "INITIAL LAND RENT" means the unescalated Land Rent as payable hereunder during the first Lease Year, plus, if any components of Supplemental Land Rent (as hereinafter defined) are payable hereunder, the unescalated components of Supplemental Land Rent payable hereunder during the first Lease Year in which each such component of Supplemental Land Rent shall have become payable.

          (d) Promptly following the effective date of each exercise by Landlord or Tenant of their respective rights described in subsections (b) and (c) above, Landlord and Tenant shall commence negotiations concerning the fair market value of the Phase II Land or the Phase III Land (whichever shall be the subject of the option so exercised). The parties shall have thirty (30) days after the effective date of the exercise of the subject right in which to agree on such fair market value. If, during such negotiation period, the parties are unable to agree on such fair market value, then Landlord and Tenant shall each, within seven (7) days from the expiration of the thirty (30) day period described above, designate an independent, licensed real estate broker or a licensed real estate professional associated with a licensed real estate broker who shall have more than eight (8) years' experience as a real estate broker specializing in the sale of commercial office buildings, and who shall have expertise with the commercial real estate market in which the Building is located ("independent" broker or real estate professional having the meaning set forth in Section 26.3(b) hereof). Said brokers shall each determine fair market value within fifteen (15) days after their appointment. If the lower of the two determinations is not less than ninety-five percent (95%) of the higher of the two determinations, then fair market value shall be the average of the two determinations. If the lower of the two determinations is less than ninety-five percent (95%) of the higher of the two determinations, then the two brokers shall render separate written reports of their determinations and within fifteen
(15) days thereafter the two brokers shall appoint a third broker with like qualifications. Within fifteen (15) days after the appointment of the third
(3rd) broker, the third broker shall make an independent determination of fair market value (without knowledge of the determinations of the first two brokers). If three brokers are used to determine fair market value, then, for purposes of this Section 3.4(d), fair market value shall equal the average of the two closest determinations; provided, however, that (i) if any one determination is agreed upon by any two of the brokers, then fair market value shall be such determination, and (ii) if any one determination is equidistant from the other two determinations, then fair market value shall be such middle determination. Landlord and Tenant shall each bear the cost of its broker and shall share equally the cost of the third broker. In determining fair market value, the parties and, if applicable, the brokers, shall consider (i) the floor area ratio capacity for the Phase II Land or the Phase III Land (whichever is applicable),
(ii) the structured parking requirements associated therewith, (iii) location, highway access and visibility, (iv) proximity to amenities, (v) site design and aesthetics, and (vi) the condition of the site.

     3.5 It is the intention of the parties that all three land phases bear their pro rata portion of all costs of the type includable in Land Costs hereunder that are associated with the initial and any subsequent development of the Land. Accordingly, in addition to the adjustments to the Land Rent that are to be made pursuant to Section 3.4, the Land Rent comprising a portion of the Annual Base Rent payable hereunder is subject to further adjustment in the event that Supplemental Land Costs (as hereinafter defined) are later incurred in connection with the development of the Phase II Land or the Phase III Land, as provided in this Section 3.5. For purposes hereof "SUPPLEMENTAL LAND COSTS" associated with a subsequent phase of development shall be defined as the sum of all costs and expenses of the types included in the definition of Land Costs hereunder that are incurred (provided the cost incurred is subsequently paid) or paid by Landlord in connection with the further development of the Phase II Land or the Phase III Land (as the case may be), including, but not limited to, the costs of extending the primary road network and pedestrian walkways serving the Complex to serve subsequent phases; the costs of extending utilities to the perimeter of a subsequent phase; the costs of expanding storm water facilities to serve subsequent phases; the costs of developing, installing lighting in, and landscaping entrances to the Complex and other common areas of the Complex; and the costs of installing directional signage and entrance signage in common areas situated on subsequent phases; provided that, the interest component thereof (which is comprised of interest on the other components of the Supplemental Land Costs) shall be calculated based on the Phase II Cost of Carry Rate (as defined in the Phased Development Agreement). Supplemental Land Costs shall not include the incremental site development costs attributable to the removal of any temporary parking lot or other interim use from the Phase II Land or the Phase III Land, which incremental costs shall be payable in accordance with the Phased Development Agreement.

          (a) If the Phase II Land is developed, either pursuant to Tenant's exercise of the Phase II Option, or by Landlord for its own account, then the Land Rent payable hereunder shall be increased, effective as of the Lease Commencement Date under the Phase II Lease, if applicable, or, if Landlord is developing the Phase II Land for its own account, ninety (90) days after substantial completion of Landlord's work on the Phase II Land, by adding to the Land Rent then in effect hereunder a sum equal to a pro rata share of the Supplemental Land Rent II (as hereinafter defined), based on the ratio of (i) the maximum number of square feet of Gross Floor Area permitted to be constructed on the Land remaining under this Lease after the Phase II Land is excluded herefrom (based on the Approved Site Plan), to (ii) the maximum number of square feet of Gross Floor Area permitted to be constructed on the entire Land (based on the Approved Site Plan). The "SUPPLEMENTAL LAND RENT II" shall be equal to the product of (x) the Phase II Interest Rate (as defined in the Phased Development Agreement), multiplied by (y) the Supplemental Land Costs associated with the development of the Phase II Land.

          (b) The Land Rent payable hereunder shall be similarly increased if the Phase III Land is developed, either pursuant to Tenant's exercise of the Phase III Option, or by Landlord for its own account, effective as of the Lease Commencement Date under the Phase III Lease, if applicable, or if Landlord is developing the Phase III Land for its own account, ninety (90) days following substantial completion of Landlord's work on the Phase III Land, by adding to the Land Rent then in effect hereunder a pro rata share of the Supplemental Land Rent III (as hereinafter defined), based on the ratio of (i) the maximum number of square feet of Gross Floor Area per-mitted to be constructed on the Land remaining under this Lease after the Phase III Land is excluded herefrom (based on the Approved Site Plan), to (ii) the maximum number of square feet of Gross Floor Area permitted to be constructed on the entire Land (based on the Approved Site Plan). The "SUPPLEMENTAL LAND RENT III" shall be equal to the product of (x) the Phase III Interest Rate (as defined in the Phased Development Agreement), multiplied by (y) the Supplemental Land Costs associated with the development of the Phase III Land.

          (c) The Supplemental Land Rent II and the Supplemental Land Rent III are sometimes referred to herein collectively as the "SUPPLEMENTAL LAND RENT."

     3.6 The Improvements Rent comprising a portion of the Annual Base Rent payable hereunder may be subject to increase in connection with (i) any construction of a structured parking facility subsequent to the initial construction of the Building, as provided in Section 6.4 of the Phased Development Agreement; and (ii) any construction of an Ancillary Structure, as provided in Section 5.7 of the Phased Development Agreement. The Land Rent comprising a portion of the Annual Base Rent payable hereunder shall be subject to increase in the event that an Ancillary Structure is leased pursuant to this Lease, but is situated on a Phase that ceases to be leased by Tenant, as provided in Section 5.7 of the Phased Development Agreement.

     3.7 At the time that the Annual Base Rent payable hereunder is adjusted pursuant to Sections 3.4, 3.5 or 3.6 hereof (including any readjustments thereof on account of any amendments to the Approved Site Plan), the parties shall execute an amendment to this Lease, setting forth the new Annual Base Rent payable hereunder.

                                   ARTICLE IV
                                 ADDITIONAL RENT

     4.1 An integral part of Landlord's leasing program for the Building involves the requirement that Tenant bear the costs and expenses incurred each year in the operation of the Building and the Land. For so long as Tenant is the sole tenant of the Building, Tenant shall have the right to provide input into the determination of such annual costs and expenses, as follows. Within sixty
(60) days following the Lease Commencement Date, and on or before November 15 of the first full calendar year following the Lease Commencement Date and on or before November 15 annually thereafter, Landlord shall prepare and submit to Tenant a proposed budget or other form of summary identifying with reasonable detail the anticipated categories of expenditures to be made, proposed major vendors to provide services and proposed scope of services (including, but not limited to, security services) to be provided by Landlord for the ensuing calendar year in the operation and maintenance of the Building and the Land (the "OPERATING PLAN"). If Tenant has reasonable additions, deletions or modifications to any elements of Landlord's proposed Operating Plan , Tenant shall notify Landlord of same within thirty (30) days following receipt of the proposed Operating Plan and Landlord shall incorporate Tenant's reasonable additions, deletions and modifications into Landlord's proposed Operating Plan and shall operate the Building substantially in accordance therewith; provided that, in no event shall Landlord be obligated to operate the Building or the Land in a manner that is inconsistent with the standards of a Class A suburban office building. The Operating Plan (as it may be revised with Tenant's input as aforesaid) shall serve as a general guide to the scope of services to be provided and expenditures to be made in the operation and maintenance of the Building and Land and Landlord shall not deviate therefrom in any material manner without first obtaining Tenant's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and shall be deemed given if not withheld in writing within seven (7) business days following Landlord's notice thereof to Tenant; provided that, in case of emergency or in any case in which Landlord reasonably believes delay might cause injury to persons, material injury to property or a violation of any Legal Requirement, Landlord may act without Tenant's prior written consent. Any failure of Landlord to timely provide an annual Operating Plan to Tenant as provided herein shall not relieve Tenant of its obligation to pay additional rent pursuant to this Article IV.

     4.2 The costs and expenses (the "EXPENSES") for which Tenant shall be responsible are defined as follows:

          (a) "OPERATING EXPENSES" shall mean and include those direct reasonable expenses actually incurred and paid in operating and maintaining the Building and the Land in a manner consistent with the operating and maintenance standards observed at similar Class A suburban office buildings located in the North Bethesda/Rockville/Gaithersburg corridor, including the following: (1) electricity, gas, water, sewer and other utility charges of every type and nature; (2) premiums and other charges for insurance (including, but not limited to, property insurance, rent loss insurance and liability insurance) incurred in accordance with Section 12.2 hereof; (3) all management fees incurred in the management of the Building (subject to the limitation set forth below); (4) all costs incurred in connection with service and maintenance contracts; (5) maintenance and repair expenses and supplies; (6) amortization (calculated on a straight-line basis over the useful life of the improvement, with interest at Landlord's applicable cost of funds or, if the improvement is not financed, at the prime rate reported in The Wall Street Journal) for capital expenditures made by Landlord, but only to the extent that they (i) result in a net decrease in Operating Expenses, or (ii) are made in the last five (5) years of the Lease Term as a result of Legal Requirements enacted after the date of this Lease; (7) salaries, wages, benefits and other expenses of Building personnel, together with the costs of maintaining engineering, maintenance and/or management offices in the Building (which costs shall not include imputed rent for the space in the Building occupied for such purposes); (8) legal fees (except as excluded below), administrative expenses, and accounting, architectural and other professional fees and expenses, except those that are normally absorbed by the property manager and not charged separately to Landlord in addition to management fees;
(9) costs of any service not provided to the Building on the Lease Commencement Date but thereafter provided by Landlord pursuant to the then current Operating Plan established pursuant to Section 4.1 above, provided pursuant to the request of Tenant, otherwise provided pursuant to Section 4.1 above, or, during any time that Tenant is not the sole tenant of the Building, provided in the prudent management of the Building; (10) charges for concierge, security, janitorial, char and cleaning services and supplies furnished to the Building (except that costs of furnishing char and janitorial service to any space in the Building shall be excluded so long as Tenant is furnishing its own char and janitorial service to such space pursuant to Section 6.6 below); (11) costs associated with the provision or operation of any common facilities, including (without limitation) parking areas, landscaped areas, access roads, and the Building's loading dock; (12) fees and assessments payable pursuant to any declaration of covenants recorded against the Land or any property owners' association affecting the Land; and (13) any other reasonable expense incurred by Landlord in maintaining, repairing or operating the Building or the Complex. Any provision herein to the contrary notwithstanding, Operating Expenses shall not include the following:

     (i) the cost of any work performed (such as preparing a tenant's space for occupancy, including painting and decorating) or services provided (such as separately metered electricity) for any tenant (including Tenant) at such tenant's cost, or provided by Landlord without charge (such as free rent or improvement allowances);

    (ii) salaries, benefits and other compensation of Landlord's officers, partners, its headquarters staff and personnel above the grade of superintendent or building manager of Landlord or its managing agent;

   (iii) the cost of any work performed or service provided for any tenant of the Building (other than Tenant, if any) to a materially greater extent or in a materially more favorable manner than that furnished generally to the other tenants and occupants;

    (iv) the cost of any items for which Landlord is reimbursed by insurance proceeds (or would have been so reimbursed if Landlord had maintained the insurance required pursuant to Section 12.2 hereof), condemnation awards, or otherwise, or for which Landlord is actually reimbursed or is entitled to be reimbursed by another tenant of the Building;

     (v) the cost of any additions, changes, or replacements which under generally accepted accounting principles are properly classified as capital expenditures, except to the extent includable pursuant to clause (6) above and subject to Tenant's obligations with respect to capital expenditures pursuant to Section(s) 4.8 and 6.2 below;

    (vi) the cost of any repair made in response to any fire or casualty damage (except for the amount of any commercially reasonable "deductible" under Landlord's property insurance) or any condemnation;

   (vii) interest and principal payments on any debt, depreciation, and rental under any ground lease or other underlying lease;

  (viii) any real estate brokerage commissions or other costs incurred in procuring tenants, or any fee in lieu of commission;

    (ix) property management fees in excess of two percent (2%) of the Annual Base Rent payable hereunder from time to time; provided that, such 2% maximum fee shall be increased to two and one-quarter percent (2.25%) if Landlord provides janitorial service to the Premises pursuant to
          Section 13.3 below;

     (x) any costs representing an amount paid to an entity related to or affiliated with Landlord to the extent in excess of the amount which would have been paid in the absence of such a relationship;

    (xi) any expenses for repairs or maintenance which are covered by warranties, guaranties or service contracts (excluding any mandatory deductibles);

   (xii) legal expenses arising out of the construction, sale, financing or refinancing of the Land or the Building, or the enforcement of the provisions of any tenant's lease or organizational matters of Landlord;

  (xiii)  insurance premiums to the extent of any refunds thereof;

   (xiv) incremental costs necessitated by or resulting from the negligence or willful misconduct of Landlord, its managing agent, or its employees or from the gross negligence or willful misconduct of Landlord's independent contractors or other agents;

    (xv) costs arising out of a sale, financing or refinancing of the Land or the Building;

   (xvi) costs associated with the operation of the business entity of Landlord, including partnership audit, business entity accounting, and business entity legal matters;

  (xvii) interest, fines and penalties associated with Landlord's making any late payments; and

 (xviii) any costs or expenses incurred in connection with the remediation or removal of Hazardous Materials.

In the event a single expenditure pays for the provision of a good or service to both the Building and any other building in the Complex or owned by Landlord, then Expenses shall include only the portion of such payment that is equitably allocable to the Building, as reasonably determined by Landlord and disclosed in writing to Tenant. Similarly, if any expenditure (whether in the nature of Operating Expenses or Real Estate Taxes (as defined below) benefits or otherwise relates to the Land and/or Building hereunder, as well as other land and/or buildings (including any land that may have been excluded from the Land hereunder pursuant to Section 1.4 hereof), then Expenses shall include only the portion of such expenditure that is equitably allocable to the Land and/or Building hereunder (as they may be constituted from time to time), as reasonably determined by Landlord and disclosed in writing to Tenant.

          (b) "REAL ESTATE TAXES" shall mean and include (i) all real property taxes, including general and special assessments, if any, which are imposed upon Landlord in connection with the Building and/or the Land or assessed against the Building and/or the Land; (ii) any other present or future taxes or governmental charges which are imposed upon Landlord in connection with the Building and/or the Land, or assessed against the Building and/or the Land, including, but not limited to, any tax levied on or measured by the rents payable by tenants in the Building which are in the nature of, or in substitution for, real property taxes; and (iii) all taxes which are imposed upon Landlord, and which are assessed against the value of any improvements to the Premises made by Tenant or any machinery, equipment, fixtures or other personal property of Tenant used therein. In no event shall "Real Estate Taxes" include (A) income or net profit taxes imposed upon Landlord, except to the extent such taxes are in substitution for real property taxes, (B) the amount of any special taxes or special assessments actually paid by Landlord in any calendar year in excess of the minimum installment of special taxes or special assessments required to be paid by Landlord during such calendar year (it being agreed that Landlord shall elect the longest period of time allowed by the authority imposing the tax or assessment in which to pay installments of special taxes or special assessments that are to be prorated over several years), or (C) franchise, stock and inheritance or estate taxes. Tenant may request that all real estate taxing authorities, when issuing notices of assessment and real estate tax bills with respect to the Building or the Land, issue such notices and bills to both Landlord and Tenant simultaneously, and Landlord shall cooperate with such request. If any such taxing authority will not agree to same, then Tenant shall so notify Landlord and Landlord shall thereafter endeavor to furnish to Tenant a copy of each such notice of assessment or real estate tax bill that Landlord receives from such taxing authority with respect to the Building and/or the Land within thirty (30) days following Landlord's receipt thereof and shall be obligated to furnish to Tenant a copy thereof (if available) within ten (10) days following Landlord's receipt of Tenant's written request therefor. Landlord shall make a determination whether or not to challenge or appeal such assessment based on Landlord's reasonable judgment of which course is in the best interest of the Building. So long as Tenant is leasing not less than seventy-five percent (75%) of the rentable area of the Building, Landlord shall inform Tenant of such determination, and shall make available appropriate personnel to discuss with Tenant the reasons underlying such determination. In the event Landlord determines not to challenge or appeal such assessment (or, having undertaken to appeal or challenge such an assessment, does not pursue the appeal or challenge with due diligence and continuity), and provided Tenant is leasing the minimum square footage specified in the preceding sentence, Landlord agrees that Tenant may appeal or challenge such assessment in Landlord's place and stead and that Landlord will join in and cooperate with Tenant in prosecuting such appeal or challenge; provided, however, that such appeal or challenge shall be undertaken at Tenant's sole cost and at no expense to Landlord (except that, if Tenant's appeal or challenge is successful, then Tenant may recover its costs out of the refund or reduction of Real Estate Taxes achieved by Tenant prior to allocating such reduction to the tenants of the Building).

     4.3 Tenant shall pay to Landlord, as additional rent for the Premises, the Expenses incurred by Landlord in the operation of the Building and the Land during any calendar year falling entirely or partly within the Lease Term, but the Expenses for any calendar year during the Lease Term shall be apportioned so that Tenant shall pay only that portion of such Expenses for such year as fall within the Lease Term. This provision shall survive the expiration or earlier termination of this Lease. Tenant shall also pay the Expenses incurred by Landlord during any period of partial occupancy prior to the Lease Commencement Date pursuant to Section 2.1(b) hereof.

     4.4 If, during any period in which the Building is multi-tenanted, the occupancy rate for the Building during any calendar year is less than ninety-five percent (95%), or if any office tenant is separately paying for electricity or janitorial services furnished to its premises, then Expenses for such calendar year shall be deemed to include all additional expenses with respect to those Expenses that vary in accordance with the occupancy of the Building, as reasonably estimated by Landlord, which would have been incurred during such calendar year if the occupancy rate for the Building had been ninety-five percent (95%) and if Landlord paid for electricity and janitorial services furnished to such premises. This provision shall not operate in a manner that would permit Landlord to recover from Tenant additional rent on account of Operating Expenses for any calendar year which, when added to the total additional rent payable by all tenants of the Building on account of Operating Expenses for such year will exceed the actual Operating Expenses incurred by Landlord for such year.

     4.5 Commencing on the Lease Commencement Date and on the first day of each month thereafter, Tenant shall make estimated monthly payments to Landlord on account of the Expenses that are reasonably expected to be incurred during each calendar year falling entirely or partly within the Lease Term. The amount of such monthly payments shall be determined as follows: Commencing with the Lease Commencement Date (or such earlier date as of which Expenses may be payable by Tenant pursuant to Section 4.3) and at the beginning of each calendar year thereafter, Landlord shall submit to Tenant a statement setting forth Landlord's reasonable estimate of the Expenses that are expected to be incurred during such calendar year (and, if the Building is then multi-tenanted, Tenant's proportionate share thereof). Provided that Tenant receives such statement at least fifty (50) days in advance, Tenant shall pay to Landlord on the first day of each month following receipt of such statement during such calendar year an amount equal to (A) the excess of (i) the anticipated Expenses (or Tenant's proportionate share thereof, during any period in which the Building is multi-tenanted) for the full calendar year (or the portion of such calendar year that falls within the Lease Term) over (ii) the monthly payments made by Tenant (on the basis of the estimate in effect during the preceding calendar year) prior to the commencement of payments made on the basis of Landlord's estimate for the current calendar year, multiplied by (B) a fraction, the numerator of which is one (1) and the denominator of which is the number of months during such calendar year which fall within the Lease Term and follow the date of the foregoing statement. Within approximately ninety (90) days after the expiration of each calendar year, Landlord shall submit to Tenant a statement certified by Landlord (the "RECONCILIATION STATEMENT"), showing (i) the Expenses actually incurred during the preceding calendar year (and, during any period in which the Building is multi-tenanted, Tenant's proportionate share thereof), and (ii) the aggregate amount of the estimated payments made by Tenant on account thereof. If the aggregate amount of such estimated payments exceeds Tenant's actual liability for such Expenses, then Landlord shall credit the net overpayment against the next monthly installment(s) of Annual Base Rent and additional rent coming due under this Lease (or if the Lease Term has ended, shall pay such net overpayment to Tenant within thirty (30) days after providing such Reconciliation Statement to Tenant). If Tenant's actual liability for such Expenses exceeds the estimated payments made by Tenant on account thereof, then Tenant shall pay to Landlord the total amount of such deficiency within fifty
(50) days after its receipt of the Reconciliation Statement from Landlord. In the event Landlord has failed to deliver a Reconciliation Statement to Tenant within ninety (90) days after the expiration of a calendar year, Tenant may deliver to Landlord a written demand that the Reconciliation Statement be delivered within sixty (60) days following the date of delivery of Tenant's demand notice, and if Landlord fails to deliver the Reconciliation Statement to Tenant within sixty (60) days after the date of delivery of Tenant's demand notice, then Landlord shall forfeit the right to bill Tenant for any amount on account of Expenses incurred during such calendar year in excess of the estimated payments made by Tenant during such calendar year (but Tenant shall not forfeit the right to be reimbursed for any overpayment if its estimated payments exceeded the actual Expenses, and Landlord shall not be excused from its obligation to deliver the Reconciliation Statement). The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

     4.6 Tenant or its designee shall have the right, during business hours and upon reasonable prior notice, from time to time to inspect and make copies of Landlord's books and records relating to Expenses, and/or to have such books and records audited at Tenant's expense by an independent certified public accountant or other qualified consultant designated by Tenant, not more than ten percent (10%) of the fees of whom shall be determined on a contingent basis, except that any audit that discloses that annual Expenses have been overstated by more than five percent (5%) shall be at Landlord's expense. Any discrepancy shall be corrected by a payment of any shortfall to Landlord by Tenant, or a refund of any overpayment to Tenant by Landlord, within thirty (30) days after the applicable audit. In the event Tenant does not contest a statement of Expenses within three (3) years after the date it receives a Reconciliation Statement (and provided Landlord has cooperated with Tenant undertaking an audit of Landlord's books and records, if so requested by Tenant), such Reconciliation Statement shall become binding and conclusive upon each party.

     4.7 So long as Tenant is the sole tenant of the Building, Tenant may request that electric utility bills be sent directly from the electricity provider to Tenant, in which event Tenant shall be obligated to pay all charges for electricity directly to such electricity provider as and when due. If Tenant ceases to be the sole tenant of the Building, Tenant may request that electricity furnished to the Premises be separately metered, in which event Landlord shall, subject to any conditions or limitations imposed by the electricity provider, install a submeter or checkmeter at Tenant's expense. Following any such separate metering, Tenant shall timely pay directly to the appropriate utility all charges for electricity furnished to the Premises (and the charges for such separately metered electricity shall not be included in Operating Expenses). Notwithstanding anything contained herein to the contrary, if Tenant fails to pay any electric bill that is provided directly to Tenant by the electric utility as and when due, such failure shall constitute a default hereunder. If any such default is not cured within ten (10) days following written notice from Landlord, then Landlord shall have the right, but shall not be obligated, to pay the delinquent amounts, and Tenant shall reimburse Landlord therefor within five (5) days after receiving notice of such payment by Landlord; provided that Landlord may act without notice to Tenant if delay would cause an interruption of utility services, an emergency or similar situation.

     4.8 Except as otherwise provided in Sections 4.2(a)(6), Section 6.2 and this Section 4.8, Landlord shall bear the cost of, and shall not pass through to Tenant as an Expense hereunder, any necessary or appropriate capital expenditures constituting additions or changes to, or replacements of, the base building systems and other base building components of the Building ("BASE BUILDING CAPITAL EXPENDITURES"); provided that, Landlord shall not be obligated to make any such capital repair or replacement to specifications that exceed building standard specifications unless Tenant agrees to pay in full, at the time the Base Building Capital Expenditure is incurred, the excess cost of such Tenant-upgraded capital repair or replacement over the cost of making such capital replacement or repair to building standard specifications. In addition, any necessary or appropriate capital expenditures constituting additions or changes to, or replacements of, any of Tenant's tenant improvements shall be payable in full by Tenant at the time the capital expenditure is incurred. For purposes hereof, "building standard" specifications shall mean specifications customary in Class A suburban office buildings in the North Bethesda/Rockville/Gaithersburg corridor.

     4.9 In addition to all other rent payable hereunder, Tenant shall pay to Landlord annually, as additional rent hereunder, the Excess Operating Hours Rent (as defined in Section 13.1 below), if any, payable in accordance with the terms of Section 13.1.

                                    ARTICLE V
                                SECURITY DEPOSIT

     5.1 (a) Tenant shall be obligated to post, as the "SECURITY DEPOSIT" hereunder, a sum equal to one-twelfth (1/12) of the initial Annual Base Rent payable hereunder. Because the Annual Base Rent has not been fixed as of the date hereof, the parties have agreed that, within three (3) business days following the execution of this Lease, Tenant shall deliver to Landlord the sum of Five Hundred Thousand Dollars ($500,000), to serve as the security deposit until the Annual Base Rent is fixed hereunder. Within fifty (50) days after the execution of the declaration attached hereto as Exhibit B or such earlier date as the Annual Base Rent is determined, Tenant shall supplement the amount previously deposited, or Landlord shall return a portion of the sum previously deposited, as appropriate to maintain a security deposit in the amount specified in the first sentence of this Section 5.1(a). The security deposit will be deposited in a separate, interest-bearing account maintained by Landlord with a depository selected by Tenant and approved by Landlord, in its reasonable discretion, with interest accruing to the benefit of Tenant. Interest on the security deposit (if it is in the form of cash) shall be disbursed to Tenant no less often than on a quarterly basis. Following an Event of Default, interest earned on the security deposit shall be added to and become a part of the security deposit and shall not be disbursed to Tenant, except upon the return of the security deposit in accordance with the terms hereof. Landlord hereby approves NationsBank, N.A. as an acceptable depository for the security deposit. Notwithstanding any of the foregoing to the contrary, at such time as (i) the Lease Commencement Date shall have occurred hereunder, (ii) Tenant shall have taken occupancy of the Premises, and (iii) Tenant shall have paid the first full monthly installment of Annual Base Rent and additional rent due hereunder, and provided that (x) no uncured Event of Default shall then exist hereunder and no event shall then exist which with the giving of notice and/or the passage of time would constitute an Event of Default, and (y) Tenant shall then have a minimum net worth (defined as net assets less net liabilities, determined in a manner consistent with the accounting practices followed by Tenant as of the date hereof, as reflected in the financial statements that were submitted to Landlord prior to the date of the Memorandum) of Fifty Million Dollars ($50,000,000), which figure shall be escalated from time to time by adding thereto an amount equal to the product of $50,000,000, multiplied by one-half (1/2) of the percentage increase in the Consumer Price Index (as hereinafter defined) between the month in which this Lease is executed and the month in which the net worth determination is being made (such figure, as escalated from time to time, being referred to herein as the "MINIMUM NET WORTH AMOUNT"), then the security deposit shall be reduced to the sum of One Hundred Thousand Dollars ($100,000); provided that, if, at the first time that the events described in clauses (i), (ii) and (iii) have all occurred, the condition stated in clause
(x) is not satisfied, the security deposit shall be reduced at such later time as the condition stated in clause (x) is satisfied (unless, in the case of an Event of Default, Landlord shall not have accepted the cure tendered after the expiration of the cure period). Tenant shall not have a similar right to a later reduction in the security deposit if the condition stated in clause (y) is not satisfied at the first time the events described in clauses (i), (ii) and (iii) have all occurred, regardless of any subsequent increase in Tenant's net worth. Notwithstanding anything contained herein to the contrary, at any time following the third (3rd) monetary or other material Event of Default to occur in any twelve (12) month period (whether or not subsequently cured), in addition to all other rights and remedies available to Landlord, Landlord shall have the right to permanently increase the security deposit to an amount equal to one-twelfth (1/12) of the Annual Base Rent then in effect hereunder.

          (b) The security deposit shall be security for the performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under this Lease. Within thirty (30) days after the expiration of the Lease Term, and provided Tenant has vacated the Premises and is not in default hereunder, Landlord shall return the security deposit to Tenant, less such portion thereof as Landlord shall have applied to satisfy any default by Tenant hereunder. Following an Event of Default by Tenant hereunder, Landlord shall have the right, but shall not be obligated, to use, apply or retain all or any portion of the security deposit for (i) the payment of any Annual Base Rent or additional rent or any other sum as to which Tenant is in default, (ii) the payment of any amount which Landlord may spend or become obligated to spend to repair physical damage to the Premises or the Building pursuant to Section 8.3 hereof, or (iii) the payment of any amount Landlord may spend or become obligated to spend, or for the compensation of Landlord for any losses incurred, by reason of Tenant's default hereunder, including, but not limited to, any damage or deficiency arising in connection with the reletting of the Premises. If any portion of the security deposit is so used or applied (including a draw under any letter of credit that may serve as the security deposit hereunder), within three (3) business days after written notice to Tenant of such use or application, Tenant shall deposit with Landlord cash in an amount sufficient to restore the security deposit to the full amount required to be maintained hereunder (or, if the security deposit is in the form of a letter of credit, replace or restore the letter of credit to the full amount required to be maintained hereunder), and Tenant's failure to do so shall constitute a default under this Lease.

          (c) Tenant shall have the right to deliver to Landlord an unconditional, irrevocable letter of credit in substitution for the cash security deposit, subject to the following terms and conditions. Such letter of credit shall be (a) substantially in the form attached hereto as Exhibit D or such other form and substance satisfactory to Landlord in its sole discretion;
(b) at all times in the amount of the security deposit, and shall permit multiple draws; (c) issued by a commercial bank reasonably acceptable to Landlord from time to time and located in the Washington, D.C. metropolitan area; (d) made payable to, and expressly transferable and assignable at no charge by, the owner from time to time of the Building (which transfer/assignment shall be conditioned only upon the execution of a written document in connection therewith); (e) payable at sight upon presentment to a local branch of the issuer located in the Washington, D.C. metropolitan area of a simple sight draft or certificate stating that an Event of Default has occurred under this Lease and that Landlord is entitled to draw upon the letter of credit in the amount set forth in the sight draft or certificate; (f) of a term not less than one year; and (g) at least thirty (30) days prior to the then-current expiration date of such letter of credit, either (1) renewed (or automatically and unconditionally extended) from time to time through the ninetieth (90th) day after the expiration of the Lease Term, or (2) replaced with cash in the amount of the Security Deposit. Notwithstanding anything in this Lease to the contrary, any cure or grace periods set forth in this Lease shall not apply to Tenant's obligations under subsection (g) above, and, specifically, if Tenant fails to timely comply with the requirements of subsection (g) above, then Landlord shall have the right to immediately draw upon the letter of credit without notice to Tenant and apply the proceeds to the security deposit. Each letter of credit shall be issued by a commercial bank that has a credit rating with respect to certificates of deposit, short term deposits or commercial paper of at least P-2 (or equivalent) by Moody's Investor Service, Inc., or at least A-2 (or equivalent) by Standard & Poor's Corporation, and shall be otherwise acceptable to Landlord in its reasonable discretion. If the issuer's credit rating is reduced below P-2 (or equivalent) by Moody's Investors Service, Inc. or below A-2 (or equivalent) by Standard & Poor's Corporation, or if the financial condition of such issuer changes in any other materially adverse way, then Landlord shall have the right the require that Tenant obtain a substitute letter of credit from a different issuer that complies in all respects with the requirements of this Section, and Tenant's failure to obtain such substitute letter of credit within ten (10) business days following Landlord's written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord to immediately draw upon the then existing letter of credit in whole or in part, without notice to Tenant. In the event the issuer of any letter of credit held by Landlord is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said letter of credit shall be deemed not to meet the requirements of this Section, and, within ten (10) business days thereafter, Tenant shall replace such letter of credit with a substitute security deposit meeting the requirements of this Section (and Tenant's failure to do so shall, notwithstanding anything in this Lease to the contrary, constitute an Event of Default for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid ten (10) business day period). Landlord shall return the superseded letter of credit to Tenant promptly upon receipt of its replacement. Any failure or refusal of the issuer to honor the letter of credit shall be at Tenant's sole risk and shall not relieve Tenant of its obligations hereunder with respect to the security deposit.

          (d) Tenant shall have the right, from time to time, to substitute a letter of credit meeting the requirements of Subparagraph (c) for the cash security deposit, and vice versa, on one or more occasions, provided that substitutions may not occur more frequently than one (1) time in any twelve (12) month period.

     5.2 In the event of the sale or transfer of Landlord's interest in the Building, Landlord shall have the right to transfer the security deposit to the purchaser or assignee, provided such purchaser or assignee assumes Landlord's obligations hereunder, as evidenced by the agreement of such purchaser or assignee, a copy of which Landlord shall furnish to Tenant in accordance with
Section 14.3 hereof. If Landlord transfers the security deposit to a purchaser or assignee, Tenant shall look only to such purchaser or assignee for the return of the security deposit, and Landlord shall thereupon be released from all liability to Tenant for the return of the security deposit. If the security deposit is in the form of a letter of credit, then Tenant shall, within ten (10) days after Landlord's request therefor, cause the Letter of Credit to be amended or reissued by the issuer to indicate the new beneficiary.

     5.3 Tenant hereby acknowledges that Tenant will not look to the holder of any mortgage (as defined in Section 20.1) encumbering the Building for return of the security deposit if such holder, or its successors or assigns, shall succeed to the ownership of the Building, whether by foreclosure or deed in lieu thereof, except if and to the extent the security deposit is actually transferred to such holder.

                                   ARTICLE VI
                                 USE OF PREMISES

     6.1 Tenant shall use and occupy the Premises solely for general office purposes, ancillary uses and any other uses that are permitted under the Approved Site Plan, applicable zoning laws and other Legal Requirements (as hereinafter defined) and are compatible with a Class A suburban office complex and the Viable Building Standards attached hereto as Exhibit C (the "VIABLE BUILDING STANDARDS"), and for no other use or purpose. The parties hereby agree that the following uses are compatible with a Class A suburban office complex and the Viable Building Standards: health club/fitness center, outdoor fitness trail, day care center, sundries/lobby shop, laundry/dry cleaning drop-off service, and food service operations. Tenant shall not use or occupy the Premises for any unlawful purpose or in any manner that will constitute waste, nuisance or unreasonable annoyance. Tenant's use of the Premises shall also comply with all present and future laws, ordinances (including zoning ordinances and land use requirements), regulations, and orders of the City of Gaithersburg, Montgomery County, the State of Maryland and any other public or quasi-public authority having jurisdiction over the Premises, concerning the use, occupancy and condition of the Premises and all machinery, equipment and furnishings therein (together referred to herein as "LEGAL REQUIREMENTS").

     6.2 Tenant, through the Development Manager selected by Tenant, shall obtain the initial non-residential use permit and any other similar governmental approvals which may be required for Tenant's occupancy of the Premises. It is expressly understood that if any present or future Legal Requirements require any other permit(s) for the Premises due to Tenant's particular use thereof, or Tenant's improvements or future alterations thereto, that Tenant will obtain such permit(s) at Tenant's own expense. Further, Tenant will comply with all Legal Requirements which impose on Landlord or Tenant a duty relating to or arising as a result of Tenant's use or occupancy of the Premises. In particular, without limiting the generality of the foregoing, any and all alterations or additions to the Premises (including the base building and tenant improvements) that are required to be made as a result of Legal Requirements (now existing or hereafter enacted) shall be made by Tenant at Tenant's sole cost and expense and in accordance with the requirements of Article IX hereof. Notwithstanding anything contained herein to the contrary, any alterations or additions to the base building that are required to be made as a result of Legal Requirements enacted after the Lease Commencement Date shall be made by Landlord and shall be amortized on a straight-line basis over the useful life of the improvement, and the amortized portion for each calendar year shall be includable in Operating Expenses hereunder for the corresponding calendar year. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed on Landlord or Tenant because of Tenant's failure to comply with the provisions of this Section.

     6.3 Tenant shall pay any business, rent or other taxes that are now or hereafter levied upon Tenant's use or occupancy of the Premises, the conduct of Tenant's business at the Premises, or Tenant's equipment, fixtures or personal property. In the event that any such taxes are enacted, changed, or altered so that any of such taxes are levied against Landlord, or the mode of collection of such taxes is changed so that Landlord is responsible for collection or payment of such taxes, Tenant shall pay any and all such taxes to Landlord within fifty (50) days following written demand from Landlord.

     6.4 Tenant shall not cause or permit any Hazardous Materials to be generated, used, released, stored or disposed of in or about the Building or the Complex, provided that Tenant may use and store reasonable quantities of standard office supplies and cleaning materials as may be reasonably necessary for Tenant to conduct normal general office use operations in the Premises and in compliance with all Environmental Laws and other applicable Legal Requirements. At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord free of Hazardous Materials (except any that may be Landlord's responsibility pursuant to Section 6.5 hereof and any that are otherwise not Tenant's responsibility pursuant to the terms of this
Article VI) and, subject to the foregoing parenthetical, in compliance with all Environmental Laws. "HAZARDOUS MATERIALS" means (a) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Law or any other applicable Law as a "hazardous substance," "hazardous material," "hazardous waste," "toxic substance," "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (b) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources, and (c) any petroleum product, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or byproduct material), chlorofluorocarbon, lead or lead-based product, and any other substance whose presence would be detrimental to the Building or the Land or hazardous to health or the environment. "ENVIRONMENTAL LAW" means any present and future Law and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits and other requirements or guidelines of governmental authorities applicable to the Building or the Land and relating to the environment and environmental conditions or to any Hazardous Material (including, without limitation, CERCLA, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 33 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Safe Drinking Water Act, 42 U.S.C.
Section 300f et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. Section 1101 et seq., the Occupational Safety and Health Act, 29 U.S.C.
Section 651 et seq., and any so-called "Super Fund" or "Super Lien" law, any Law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar state and local Laws, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety). At all times, and notwithstanding any termination of this Lease, Tenant shall indemnify and hold Landlord, its employees and agents harmless from and against any damage, injury, loss, liability, charge, demand or claim based on or arising out of the presence or removal of, or failure to remove, Hazardous Materials generated, used, released, stored or disposed of by Tenant or its employees, agents, contractors, licensees or invitees (collectively, "INVITEES") in or about the Building or the Complex, whether before or after the Lease

Commencement Date. In addition, Tenant shall give Landlord immediate verbal and follow-up written notice of any actual or threatened Environmental Default, which Environmental Default Tenant shall cure in accordance with all Environmental Laws and to the reasonable satisfaction of Landlord and, except in the case of an emergency (in which event Tenant may act without Landlord's consent), only after Tenant has obtained Landlord's prior written consent, which shall not be unreasonably withheld. An "ENVIRONMENTAL DEFAULT" means any of the following by Tenant or any Invitee: a violation of an Environmental Law; a release, spill or discharge of a Hazardous Material on or from the Premises, the Land or the Building; an environmental condition requiring responsive action; or an emergency environmental condition. Upon any Environmental Default, in addition to all other rights available to Landlord under this Lease, at law or in equity, Landlord shall have the right but not the obligation to immediately enter the Premises, to supervise and approve any actions taken by Tenant to address the Environmental Default, and, if Tenant fails to immediately address same to Landlord's reasonable satisfaction, to perform, at Tenant's sole cost and expense, any lawful action necessary to address same. If any lender or governmental agency shall require testing to ascertain whether an Environmental Default is pending or threatened, then Tenant shall pay the reasonable costs therefor as additional rent. Promptly upon request, Tenant shall execute from time to time affidavits, representations and similar documents concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials at or in the Building, the Land or the Premises.

     6.5 Landlord shall not cause or permit any Hazardous Materials to be generated, used, released, stored or disposed of on the Land in violation of applicable Environmental Laws. Except as otherwise provided below, if Landlord first becomes aware that any such Hazardous Materials have been generated, used, released, stored or disposed of on the Land in violation of applicable Environmental Laws after construction of the Building is substantially complete, Landlord shall take all reasonable steps necessary to promptly remove such Hazardous Materials and/or remediate any contamination resulting therefrom to the extent necessary to bring the Land into compliance with all applicable Environmental Laws; provided that, Landlord shall have no such obligations with respect to any Hazardous Materials present as a result, directly or indirectly, of an Environmental Default by Tenant, which Hazardous Materials, the removal and the remediation thereof, shall be the responsibility of Tenant pursuant to
Section 6.4 above. If the parties become aware, prior to substantial completion of the Building, or during any subsequent period of construction on behalf of Tenant pursuant to the Phased Development Agreement, that any Hazardous Materials have been generated, used, released, stored or disposed of on the Land in violation of applicable Environmental Laws, the remediation thereof shall be conducted by Tenant or the Project Manager pursuant to the Phased Development Agreement, and the costs thereof shall be included in Land Costs (or Supplemental Land Costs) hereunder.

                                   ARTICLE VII
                            ASSIGNMENT AND SUBLETTING

     7.1 Tenant shall not have the right to assign, transfer, mortgage or otherwise encumber this Lease or its interest herein without first complying with the provisions of subsections (a) and (b) of this Section 7.1.

          (a) No assignment, transfer, mortgage or other encumbrance of this Lease shall be effected unless Tenant obtains the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed by Landlord; provided, however, that Landlord may withhold its consent to any proposed assignment, transfer, mortgage or other encumbrance of this Lease, among other reasons, if (i) an Event of Default then exists under this Lease, or (ii) Landlord reasonably determines that the character of the proposed assignee or the nature of the activities to be conducted by such proposed assignee would adversely affect the other tenants of the Building or the Complex or would physically damage the Building or impair the reputation of the Building as a Class A suburban office building, or that the financial history or credit rating of the proposed assignee presents a material risk to Landlord of non-compliance with this Lease. No assignment or transfer of this Lease or the right of occupancy hereunder may be effectuated by operation of law or otherwise without the prior written consent of Landlord, as aforesaid. Any attempted assignment or transfer by Tenant of this Lease or its interest herein without Landlord's consent (if Landlord's consent thereto is required) shall, if such attempted assignment or transfer is not nullified or voided by Tenant within ten
(10) business days following written notice from Landlord to Tenant that the assignment or transfer was improperly attempted without Landlord's consent, at the option of Landlord, terminate this Lease; however, in the event of such termination, Tenant shall remain liable for all rent and other sums due under this Lease and all damages suffered by Landlord on account of such breach by Tenant.

          (b) Tenant agrees to give Landlord at least ten (10) business days' advance written notice of Tenant's intention to assign or transfer this Lease, along with sufficient information about the proposed assignee or transferee to enable Landlord to make the determination called for by subsection (a) above.

          (c) Notwithstanding anything contained herein to the contrary, (i) Tenant shall not have the right to assign or transfer this Lease prior to the Lease Commencement Date hereunder, except to an Affiliate of Tenant (as hereinafter defined) or otherwise pursuant to Section 7.5 hereof; and (ii) Tenant may not partially assign this Lease.

     7.2 Tenant shall not have the right to sublease (which term, as used herein, shall include any type of subrental arrangement and any type of license to occupy) all or any part of the Premises without first complying with the provisions of subsections (a) and (b) of this Section 7.2.

          (a) Tenant shall have the right to sublease any portion or portions of the Premises; provided that, if a proposed sublease, in the aggregate with all other subleases then in existence, will cause more than fifty percent (50%) of the rentable area of the Premises to be subject to any sublease, then Tenant must obtain the prior written consent of Landlord to such proposed sublease, which consent shall not be unreasonably withheld, conditioned or delayed by Landlord; provided, however, that Landlord may withhold its consent to any proposed sublease, among other reasons, if (i) an Event of Default then exists under this Lease, or (ii) Landlord reasonably determines that the character of the proposed subtenant or the nature of the activities to be conducted by such proposed subtenant would adversely affect the other tenants of the Building or the Complex, or would physically damage the Building or impair the reputation of the Building as a Class A suburban office building, or that the financial history or credit rating of the proposed subtenant presents a material risk to Landlord of non-compliance with this Lease. Notwithstanding anything contained herein to the contrary, in the event a proposed sublease will not cause more than fifty percent (50%) of the rentable area of the Premises to be subject to any sublease or assignment, then Tenant may enter into such sublease without Landlord's consent, but upon at least ten (10) business days' prior written notice to Landlord and provided the sublease document otherwise satisfies the terms of Section 7.3 below.

         (b) Tenant agrees to give Landlord at least ten (10) business days advance written notice of Tenant's intention to sublease a portion of the Premises, along with sufficient information about the proposed subtenant to enable Landlord to make the determination called for by subsection (a) above (if such sublease is subject to Landlord's consent).

     7.3 The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from any and all liability for the performance of all covenants and obligations to be performed by Tenant under this Lease, nor shall the collection or acceptance of rent from any assignee, transferee or subtenant constitute a waiver or release of Tenant from any of its liabilities or obligations under this Lease. Landlord's consent to any assignment or subletting shall not be construed as relieving Tenant from the obligation of complying with the provisions of Sections 7.1 or 7.2 hereof, as applicable, with respect to any subsequent assignment or subletting. For any period during which Tenant is in default hereunder with respect to the payment of Annual Base Rent or additional rent and such default has continued beyond any applicable grace or cure period, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each subtenant to pay said rent directly to Landlord. Whether or not Landlord's prior written consent to a subletting is required pursuant to Section 7.2 above, Tenant further agrees to submit any and all instruments of assignment and sublease to Landlord prior to the execution thereof to enable Landlord to determine whether such instrument complies with the terms hereof. All such instruments shall provide that (i) such sublease or assignment is subject and subordinate to this Lease in all respects, and to any amendments, modifications, renewals, extensions or expansions hereof,
(ii) Tenant shall remain primarily liable as Tenant hereunder, (iii) such assignee or sublessee shall conduct a business in the Premises which is a permitted use pursuant to Article VI of this Lease, (iv) in the case of an assignment, such assignee is bound by the terms and conditions of this Lease and assumes all of the obligations and liabilities of Tenant hereunder, (v) in the case of a sublease, (A) Landlord is not, and will not become, a party to such sublease, (B) Landlord's consent to such sublease does not create a contractual relationship between Landlord and such sublessee, nor does it create any liability of Landlord to such sublessee, and (C) such sublessee shall not succeed to, or otherwise have the right to exercise or enforce, any of Tenant's rights hereunder directly against Landlord (except as otherwise provided in the last sentence of Section 10.1 hereof), (vi) Landlord's consent to such assignment or sublease does not affect the obligations of Landlord or Tenant under this Lease, and (vii) Landlord's consent to such assignment or sublease shall not be construed to mean that Landlord has approved any plans or specifications for renovations to the Premises intended by such assignee or sublessee and that any such work to the Premises must be conducted in accordance with the terms of this Lease. Any such instrument of assignment or sublease not approved by Landlord in each instance where Landlord's approval is required, or, whether or not Landlord's approval is required, which does not include all of the provisions described in clauses (i) through (vii) above, as required (unless waived by Landlord in its sole discretion), shall be null and void and of no force or effect. Any such instrument of assignment or sublease submitted to Landlord for approval and not approved or disapproved by Landlord within ten (10) business days after submission shall be deemed approved by Landlord for all purposes under this Lease. If Landlord disapproves any sublease or assignment submitted to Landlord for approval, Landlord's notice of disapproval shall identify Landlord's reasons therefor.

     7.4   [Intentionally deleted.]

     7.5 (a) Notwithstanding the above restrictions on subletting and assignment, and provided that no Event of Default then exists under this Lease, Tenant shall have the right, upon not less than five (5) business days' prior written notice to Landlord but without Landlord's prior written consent, to assign this Lease or to sublet all or any part of the Premises to an Affiliate of Tenant (as hereinafter defined), provided (i) that no Event of Bankruptcy (as hereinafter defined) shall have occurred with respect to such assignee or sublessee, (ii) that the conditions set forth in Section 7.3(i) - (vii) are fully satisfied and (iii) that the character of such person or entity and the nature of its activities in the Premises and in the Building would not be inappropriate for a Class A suburban office building.

          (b) For purposes of this Section 7.5, an "AFFILIATE OF TENANT" shall mean any corporation, association, trust, partnership, limited liability company or other entity (i) which Controls (as herein defined) Tenant or (ii) which is under the Control of Tenant through stock ownership or otherwise or (iii) which is under common Control with Tenant. The terms "CONTROL" or "CONTROLS" as used in this Section 7.5 shall mean the power to directly or indirectly influence the direction, management or policies of Tenant or such other entity.

          (c) Notwithstanding the above restrictions on assignment, and provided that no Event of Default then exists under this Lease, Tenant shall have the right, upon not less than thirty (30) days' prior written notice to Landlord, but without Landlord's prior written consent, to assign this Lease pursuant to a merger, consolidation, or other corporate reorganization of Tenant, or the sale or transfer of all or substantially all of the capital stock of Tenant or all or substantially all of the assets of Tenant, provided that (i) Tenant, after such merger, consolidation, reorganization or sale of stock or assets, has a creditworthiness (e.g. assets and capitalization) and net worth (which shall be determined on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) equal to or greater than the then applicable Minimum Net Worth Amount, (ii) Tenant, after such merger, consolidation, reorganization or sale of stock or assets, agrees in writing to be bound by the terms and conditions of this Lease and to assume all of the obligations and liabilities of Tenant under this Lease, (iii) Tenant, after such merger, consolidation, reorganization or sale of stock or assets, shall conduct substantially the same business on the Premises as that conducted by Tenant prior thereto or a related business which is a permitted use pursuant to Article VI of this Lease, (iv) the character of Tenant after the merger, consolidation, reorganization or sale of stock or assets, as the case may be, and the nature of Tenant's activities in the Premises would not be inappropriate for a Class A suburban office building, (v) the conditions set forth in Section 7.3(i)-(vii) are fully satisfied, and (vi) the assignment is not a so-called "sham" transaction intended by Tenant to circumvent the provisions of Article VII of this Lease.

     7.6 Tenant shall use reasonable efforts to notify Landlord in writing of any intention by Tenant to market the Premises or any portion thereof for assignment or sublease, and shall furnish to Landlord such information as Landlord may reasonably request with respect to the economic terms of the assignment or sublease transaction being sought by Tenant and the actions Tenant is taking to market the Premises.

     7.7 Nothing contained herein shall be construed to permit Tenant to assign any of its rights pursuant to the Phased Development Agreement, except as may be permitted according to the terms of the Phased Development Agreement.

                                  ARTICLE VIII
                             MAINTENANCE AND REPAIRS

     8.1 Landlord shall keep, maintain, repair and replace as appropriate, the foundation, roof, exterior walls, structural portions (including columns within the Premises and the vertical sprinkler loop through the Building), and exterior glass and windows of the Building (specifically excluding the interior walls, doors, partitions, locks, and door jambs in the Premises), as well as all mechanical, plumbing, heating, air conditioning, sprinkler and electrical systems and utility service lines therein, the plumbing system to and from the Premises and core area restrooms within the Premises, and the driveways, parking areas and grounds adjacent to the Building in good condition and repair, and the costs incurred by Landlord in maintaining and repairing such items shall be included in Expenses (unless the cost or expense of any such repair or maintenance is excluded from Expenses under Section 4.2(a) above).

     8.2 Tenant will keep and maintain the Premises and all fixtures and equipment located in the Premises (specifically including the interior walls, doors, partitions, locks, door jambs, windows and glass in the Premises, but excluding those portions of the Premises to be maintained by Landlord pursuant to Section 8.1 above) in clean, safe and sanitary condition, will take good care thereof and will maintain and make all required repairs thereto, and will suffer no waste or injury thereto. If Tenant so requests by written notice to Landlord, Landlord shall make any repairs and perform any maintenance that are otherwise Tenant's obligations under this Section 8.2, and the costs of providing such services shall be included in Operating Expenses and payable by Tenant pursuant to Article IV hereof; provided that, whether Tenant is the sole tenant of the Building or the Building is multi-tenanted, Tenant shall be responsible for one hundred percent (100%) of such costs. In addition, Tenant shall have the right, but not the obligation, to effect minor repairs and routine maintenance to the Premises (and, for so long as Tenant is the sole tenant in the Building, the grounds adjacent to the Building) provided that (i) Landlord shall be given reasonable prior notice thereof (except in the case of emergency); (ii) once commenced, such maintenance and repair work shall be completed promptly and in accordance with standards for a Class A suburban office building; (iii) such repair or maintenance will not jeopardize compliance with the Viable Building Standards; and (iv) Tenant shall not be entitled to make structural repairs or repairs or maintenance that has a material effect on any of the base building systems, except as permitted pursuant to Section 14.6 hereof. At the expiration or other termination of the Lease Term, Tenant shall surrender the Premises, broom clean, in substantially the same order and con-dition which they are in on the Lease Commencement Date, as altered by any improvements (as defined in Section 9.2 hereof) made in accordance with Article IX hereof that Tenant is not obligated to remove pursuant to Section 9.4 hereof, ordinary wear and tear, damage by the elements, and casualty damage excepted.

     8.3 Subject to the provisions of Section 12.4(b) below, all injury, breakage and damage to the Premises or to any other part of the Building caused by any negligent act or omission or willful misconduct of Tenant, or of any agent, employee, subtenant, contractor, customer or invitee of Tenant, shall be repaired by and at the sole expense of Tenant, except that Landlord shall have the right, at its option, after Tenant's failure to cure (or commence to cure, where applicable) within five (5) business days after notice to Tenant of such injury, breakage or damage, to make such repairs and to charge Tenant for all costs and expenses incurred in connection therewith as additional rent hereunder. The foregoing notwithstanding, should an emergency or similar situation occur and delay would cause or is likely to cause preventable injury to persons or material injury to property, Landlord may elect to act without notice to Tenant.

                                   ARTICLE IX
                                   ALTERATIONS

     9.1 Tenant is contracting with the Development Manager, pursuant to the Phase I Development Services Agreement for the construction of the Building, including all tenant improvements. Accordingly, Landlord shall have no construction obligations hereunder, and reference is hereby made to the Phase I Development Services Agreement for the agreements of the parties with regard to the construction of the Building. Tenant hereby acknowledges that it has performed its own due diligence with respect to the Land and the development potential thereof and agrees to accept the Premises "as is", "where is", Landlord having made no representations or warranties whatsoever with respect to the physical condition of the Land or the Building or their suitability for any particular construction or use. Except as otherwise provided in Section 9.4 below, the remainder of this Article IX shall govern only improvements made following the initial construction of the Building and tenant build out pursuant to the Phase I Development Services Agreement.

     9.2 Except as otherwise permitted pursuant to the Phase I Development Services Agreement and Section 9.3 below, Tenant will not make or permit anyone to make any alterations, additions or improvements (hereinafter referred to collectively as "IMPROVEMENTS"), structural or otherwise, upon the Land or in or to the Premises without the prior written consent of Landlord to the proposed improvement (including the plans and specifications therefor). In the case of any proposed improvement that is of a major structural nature or any proposed improvement materially affecting any of the base building systems, Landlord may grant or withhold its consent in its sole discretion, unless the improvement is customary in Class A suburban office buildings in the North Bethesda/Rockville/Gaithersburg corridor, in which case Landlord's consent shall not be unreasonably withheld, conditioned or delayed. With respect to all other proposed improvements, Landlord shall not have the right to withhold its consent thereto unless the proposed improvement does not comply with the

Viable Building Standards. All improvements made by Tenant, whether Landlord's approval is required hereunder or not, shall comply with the Viable Building Standards. In the event Landlord fails to respond to a request for its consent to an improvement within ten (10) business days following submission of such request in writing, then Landlord's consent shall be deemed granted. When granting its consent, Landlord may impose any conditions it reasonably deems appropriate, including, without limitation, the approval by Landlord of the contractor or other persons who will perform the work (which consent shall not be unreasonably withheld), Tenant's obtaining all necessary permits and approvals for such work, and Tenant's obtaining, and providing Landlord with certificates of insurance evidencing, reasonably appropriate levels and types of insurance coverage. In addition, Landlord may condition its approval of any improvements that are not customarily maintained by landlords in Class A suburban office buildings on Tenant's agreeing to maintain such improvements. If Landlord withholds its consent to any proposed improvement and Tenant believes in good faith that such consent was improperly withheld, given the parameters of Landlord's consent rights, as set forth herein, then Tenant shall have the right to submit the matter to binding arbitration in accordance with the terms of
Article XXVIII below. All improvements permitted by Landlord (or allowed hereunder without Landlord's approval) must conform to all applicable requirements of the insurers of the Building ("INSURANCE REQUIREMENTS") and to all applicable Legal Requirements. Landlord's review and approval of any such plans and specifications and consent to the performance of work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with all applicable Legal Requirements and Insurance Requirements nor be deemed a waiver of Tenant's obligations under this Lease with respect to Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance with Legal Requirements or Insurance Requirements of such plans, specifications and work. Upon completion of any improvements requiring Landlord's approval, Tenant shall provide Landlord with final release of lien forms executed by Tenant's general contractor. If, notwithstanding the foregoing, any mechanic's or materialmen's lien is filed against the Premises, the Building and/or the Land, for work claimed to have been done for, or materials claimed to have been furnished to, the Premises on Tenant's account, such lien shall be discharged by Tenant within twenty (20) days after Tenant has notice thereof, at Tenant's sole cost and expense, by the payment thereof or by the filing of a surety bond that discharges the lien. If Tenant shall fail to discharge any such mechanic's or materialmen's lien within twenty (20) days after receiving written notice thereof from Landlord, Landlord may, at its option, discharge such lien and treat the cost thereof (including reasonable attorneys' fees incurred in connection therewith) as additional rent payable with the next monthly installment of Annual Base Rent falling due. It is further understood and agreed that in the event Landlord shall give its written consent to the making of any improvements to the Premises, such written consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises, the Building or the Land to any mechanic's or materialmen's liens which may be filed in connection therewith. Upon completion of any structural improvements by Tenant, Tenant shall provide Landlord with accurate "as-built" plans showing the new work in a "CADD" format; in addition, if Tenant has made any improvements (structural or otherwise) in the Premises during the course of any calendar year, then Tenant shall provide Landlord with such "as-built" plans within thirty (30) days following the end of such calendar year.

     9.3 Notwithstanding the provisions of Section 9.2 hereof to the contrary, Tenant shall not be required to obtain the consent of Landlord for the making of alterations that are purely decorative or cosmetic in nature, such as painting and carpeting, or alterations consisting of minor re-partitioning and appurtenant changes to distribution systems (i.e., electrical outlets, HVAC vents), and which are not visible from the exterior or the public areas of the Complex. In the event Tenant intends to make any such decorative or cosmetic alternations to the Premises, Tenant, not less than ten
(10) days prior to the commencement of such work, shall notify Landlord, in writing, as to (i) the date on which such work is to commence, (ii) the date on which such work is scheduled to be completed, and (iii) the name of the contractor or other person performing such work. In addition, Tenant and Tenant's contractor shall coordinate the performance of such work with the on-site property manager of the Complex.

     9.4 Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims, liabilities and damages based on or arising, directly or indirectly, by reason of the making of any improvements to the Premises, the furnishing of any services to the Premises or the Building or the repair and maintenance of the Premises or the Building, in each case by Tenant or its employees, agents or contractors; provided that Tenant's obligations to indemnify and hold harmless Landlord pursuant to this Section 9.4 shall not include any costs, damages, claims, liabilities or expenses suffered by or claimed against Landlord directly based on, arising out of or resulting from Landlord's breach of, or default as to, any of its covenants or other obligations under this Lease or Landlord's negligence or willful misconduct. If any improvements are made without the prior written consent of Landlord (if such consent is required hereunder) and they are not removed and the Premises restored within thirty (30) days following Tenant's receipt of written notice from Landlord requiring such removal and restoration, Landlord shall have the right to remove and correct such improvements and restore the Premises to their condition immediately prior thereto, and Tenant shall be liable for all expenses incurred by Landlord in connection therewith. All improvements affixed to the Premises or the Building made by either party, including all improvements made as part of the initial construction of the Building and tenant build-out pursuant to the Phase I Development Services Agreement, shall remain upon and be surrendered with the Premises as a part thereof at the end of the Lease Term, except that (i) Tenant shall have the right to remove, prior to the expiration of the Lease Term, all furniture, furnishings, fixtures, trade fixtures and equipment installed in the Premises solely at the expense of Tenant, and (ii) except with respect to the initial construction of the Building and tenant build-out pursuant to the Phase I Development Services Agreement, Tenant shall be required to remove all improvements to the Premises which Landlord designates in writing for removal at the time Landlord approves installation of such improvement (provided that Landlord shall have the right to designate for removal any improvements only if they are of a nature that is materially different from that typically included in an office build-out). All damage and injury to the Premises or the Building caused by such removal shall be repaired by Tenant, at Tenant's sole expense, except any damage or injury to tenant finishes in individual tenant space that would customarily be replaced by Landlord in preparation for the next tenant. If any property of Tenant is not removed by Tenant prior to the expiration or termination of this Lease, the same shall become the property of Landlord and shall be surrendered with the Premises as a part thereof.

                                    ARTICLE X
                              SIGNS AND FURNISHINGS

     10.1 Throughout the Term of this Lease and so long as Tenant is leasing at least fifty percent (50%) of the rentable area in the Building, and subject to compliance with any applicable Legal Requirements and the Viable Building Standards, Tenant shall have the exclusive right to install and maintain, at Tenant's sole expense, such signage identifying Tenant on the Building facade, within the Building and in the form of exterior monument signs as Tenant shall desire; provided that, (i) Tenant shall not have the right to maintain monument signs or other signage on the Phase II Land or the Phase III Land at any time after Tenant ceases to lease the entire Initial Premises hereunder, and (ii) if the Building is multi-tenanted, Tenant's signage rights within the Building shall be non-exclusive. The size, position, materials, color, style and manner of installation of such signage shall be determined by Tenant, subject to compliance with the Viable Building Standards If Tenant is leasing less than fifty percent (50%) of the rentable area of the Building, then Tenant may continue to maintain any then-existing signage; however, such right shall thereafter be non-exclusive, and shall be subject to such changes in the size and positioning of such signage as Landlord may reasonably require in order to accommodate dual signage in the event that Landlord grants similar signage rights to any tenant leasing space in the Building that is comparable to or greater than the amount of space then leased by Tenant. All of Tenant's signage shall be removed at the expiration or earlier termination of the Lease Term, and Tenant shall repair any damage to the Building resulting therefrom, at Tenant's cost and expense. If any sign, advertisement or notice is exhibited or installed by Tenant in violation of the terms hereof, Landlord shall have the right to remove the same at Tenant's expense. If Tenant sublets all or any portion of the Premises, Tenant may delegate its signage rights hereunder to its sublessee, without obtaining Landlord's consent thereto, provided the name and logo to be displayed by such sublessee is compatible with a Class A suburban office building and the Viable Building Standards.

     10.2 So long as Tenant continues to lease the entire Initial Premises, Tenant shall have the right, in consultation with Landlord, to designate the name of the Complex, provided the name is appropriate for a Class A suburban office building. If Tenant ceases at any time to lease the entire Initial Premises, Landlord shall have the right to rename the Complex "Washingtonian North" or such other name as may be mutually agreeable to Landlord and Tenant in their reasonable judgment.

     10.3 In addition to the other signage rights provided herein, Tenant shall have the right to erect temporary signage during the pre-development and construction periods prior to the Lease Commencement Date, publicizing the names and roles of the parties participating in the development of the Complex; provided that, the design and content thereof shall be subject to the mutual agreement of the parties. The parties agree to act reasonably in attempting to reach such mutual agreement.

     10.4 Tenant shall not place or install in any portion of the Premises any safes, fixtures or other equipment which will exceed the load factor for which such portion of the Premises was designed and constructed. Any and all damage or injury to the Premises or the Building caused by moving the property of Tenant into or out of the Premises, or due to the same being in or upon the Premises, other than damage or injury to tenant finishes in individual tenant space that would customarily be replaced by Landlord in preparation for the next tenant shall be repaired at the sole cost of Tenant. Tenant agrees to remove promptly from the parking areas or sidewalks adjacent to the Building any of Tenant's furniture, equipment or other material there delivered or deposited.

                                   ARTICLE XI
                             INSPECTION BY LANDLORD

     11.1 Tenant will permit Landlord, or its agents or representatives, to enter the Premises, without charge therefor to Landlord and without diminution of the rent payable by Tenant, (i) to examine, inspect and protect the Premises and the Building, (ii) to make such alterations and/or repairs as in Landlord's reasonable judgment may be required by law or be necessary to maintain the Building in good condition and repair, (iii) to comply with and carry out Landlord's obligations under this Lease, and (iv) to exhibit the same to prospective tenants (provided that Tenant's consent, which shall not be unreasonably withheld, shall be required if the Premises are to be exhibited to a prospective tenant more than eighteen (18) months prior to the expiration of the term of this Lease). In connection with any such entry, Landlord shall reasonably endeavor to minimize the disruption to Tenant's use of the Premises, shall reasonably endeavor to give Tenant at least twenty-four (24) hours advance notice of such entry or such greater amount of time as may be reasonable under the circumstances (except in the event of an emergency), shall reasonably endeavor to conduct such entry only during normal working hours (except in the event of an emergency), and, except in the event of an emergency, if requested by Tenant, shall permit a representative of Tenant to escort Landlord (or its agents or representatives) during its entry in the Premises. In connection with any alterations or repairs made pursuant to clause (ii) above, (a) Landlord shall comply with the Viable Building Standards, (b) Landlord shall reasonably endeavor to minimize the impact thereof on Tenant, both during and following the period of construction or repair, (c) such alterations and repairs shall not materially reduce the number of square feet of rentable area in the Premises,
(d) such alterations and repairs shall be performed in a manner that is reasonably compatible with the then existing architectural design of the Premises, and (e) Landlord shall restore any tenant finishes that may be disrupted by such alterations or repairs.

                                   ARTICLE XII
                                    INSURANCE

     12.1 Tenant shall not conduct or permit to be conducted any activity, or place any equipment, inventory or other materials, in or about the Premises or the Building that will in any way increase the rate of fire insurance or other insurance on the Building. If any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the applicable Insurance Rating Bureau to be due solely to any activity of Tenant or the placing of any equipment, inventory or other materials by Tenant in or about the Premises or the Building, such statement shall be conclusive evidence that the increase in such rate is due to such activity or equipment and, as a result thereof, Tenant shall be liable for the amount of such increase. Tenant shall reimburse

Landlord for such amount upon written demand from Landlord and such sum shall be considered additional rent payable hereunder.

     12.2 Throughout the Lease Term, Landlord shall insure the Building against loss due to fire and other casualties included in standard, all-risk, extended coverage insurance policies, in an amount equal to at least ninety-five percent (95%) of the full replacement cost thereof. Throughout the Lease Term, Landlord shall obtain and maintain commercial general liability insurance in a company or companies licensed to do business in the State of Maryland. Such insurance shall be in minimum amounts of Five Million Dollars ($5,000,000) per occurrence plus a general aggregate of Five Million Dollars ($5,000,000) for injury to persons and damage to property and shall be for a minimum term of one (1) year. Throughout the Lease Term, Landlord shall obtain and maintain a policy of insurance protecting Landlord from loss of rents and other charges during the period while the Premises are untenantable due to fire or other insured casualty. The insurance required to be maintained by Landlord shall be subject to the foregoing minimum requirements and shall otherwise be in amounts and coverages that are commercially reasonable. So long as Tenant is leasing the entire Building, Landlord's commercial general liability insurance policy shall name Tenant as an additional insured. Receipts or certificates evidencing payment of the premiums for such insurance shall be delivered by Landlord to Tenant if requested by Tenant. Landlord's casualty insurance policy shall contain an endorsement prohibiting cancellation or reduction of coverage without first giving Tenant at least thirty (30) days' prior written notice of such proposed action.

     12.3 Throughout the Lease Term, Tenant shall insure the contents of the Premises, including all furnishings, trade fixtures, and equipment used or installed in the Premises by Tenant, and any other personal property of Tenant therein, against loss due to fire and other casualties included in standard extended coverage insurance policies in minimum amounts not less than ninety-five percent (95%) of the full replacement cost of Tenant's furnishings, trade fixtures, equipment and other personal property. Throughout the Lease Term, Tenant shall obtain and maintain commercial general liability insurance in a company or companies licensed to do business in the State of Maryland and reasonably approved by Landlord. Such insurance shall be in minimum amounts of Five Million Dollars ($5,000,000) per occurrence plus a general aggregate of Five Million Dollars ($5,000,000) for injury to persons and damage to property and shall be for a minimum term of one (1) year. Such limits may be covered by a combination of a general liability policy and an umbrella liability policy. In addition, Tenant's commercial general liability insurance policy shall name Landlord and Boston Properties, Inc., as managing agent of the Building, as additional insureds. If requested by the holder of any mortgage or deed of trust against the Building, the commercial general liability policy referred to above shall also name such holder as an additional insured thereunder. Receipts or certificates evidencing payment of the premiums for such insurance shall be delivered by Tenant if requested by Landlord. Each such policy shall contain an endorsement prohibiting cancellation or reduction of coverage without first giving Landlord and the holder of any mortgage or deed of trust on the Building at least thirty (30) days' prior written notice of such proposed action.

     12.4 (a) Tenant hereby waives its right of recovery against Landlord and releases Landlord from any losses, claims, casualties or other damages for which Landlord may otherwise be liable to the extent either (i) such loss, claim, casualty or other damage would have been covered under insurance coverage Tenant is required to maintain pursuant to this Article XII (without regard to any deductible) or (ii) Tenant receives insurance proceeds on account of any such losses, claims, casualties or other damages. Each policy of property insurance obtained by Tenant pursuant to the provisions of this Article XII shall include a waiver of the insurer's right of subrogation against Landlord, and shall contain an endorsement to the effect that any loss payable under such policy shall be payable notwithstanding any act or negligence of Landlord, or any agent, contractor, employee or invitee of Landlord, which might, absent such agreement, result in the forfeiture of payment for such loss.

          (b) Landlord hereby waives its right of recovery against Tenant and releases Tenant from any losses, claims, casualties or other damages for which Tenant may otherwise be liable to the extent either (i) such loss, claim, casualty or other damage would have been covered under insurance coverage Landlord is required to maintain pursuant to this Article XII (without regard to any deductible) or (ii) Landlord receives insurance proceeds on account of any such losses, claims, casualties or other damages. Each policy of property insurance obtained by Landlord with respect to the Building shall include a waiver of the insurer's right of subrogation against Tenant, and shall contain an endorsement to the effect that any loss payable under such policy shall be payable notwithstanding any act or negligence of Tenant, or any agent, contractor employee or invitee of Tenant, which might, absent such agreement, result in the forfeiture of payment for such loss.

                                  ARTICLE XIII
                             SERVICES AND UTILITIES

     13.1 Landlord will furnish to the Premises during the normal hours of operation of the Building (as set forth hereinbelow) air-conditioning and heating during the seasons when such utilities are required. Landlord will provide the following services consistent with the Viable Building Standards: electricity; elevator service; an access-control system for the Building; maintenance of the grounds surrounding the Building, including snow removal; maintenance of interior common areas, including lighting fixtures and bulb replacements, hot and cold water supply, and furnishing of lavatory supplies; and exterior window-cleaning service. The normal hours of operation of the Building will be 7:00 a.m. to 7:00 p.m. on Monday through Friday (except legal holidays) and 8:00 a.m. to 4:00 p.m. on Saturday (except legal holidays) or such alternative hours of operation as Tenant may designate so long as Tenant is the sole tenant of the Building. If Tenant requires air-conditioning or heat beyond the normal hours of operation, then Landlord will furnish the same. During any period in which the Building is multi-tenanted, Tenant shall give Landlord reasonable advance notice of any required after-hours HVAC service and Tenant shall pay for Tenant requested HVAC service in excess of sixty-eight (68) hours per week in accordance with Landlord's direct costs for providing such extra service, which shall compensate Landlord for Landlord's actual costs of furnishing such extra service, without markup. Notwithstanding anything contained herein to the contrary, if Tenant's hours of operation exceed four thousand one hundred sixty (4,160) hours in any Lease Year, Tenant shall pay to Landlord, as additional rent hereunder, an amount that would compensate Landlord for the excess wear on those building systems, the useful lives of which are shortened by such excess hours of operation (collectively, the "BUILDING SYSTEMS"), as follows. First, the hourly cost of the Building Systems

(the "HOURLY BUILDING SYSTEMS COST") shall be determined by taking the total original cost of the Building Systems and dividing that figure by the product of
(i) 4,160, multiplied by (ii) the weighted average of the number of years of useful life of the Building Systems, based upon the expected useful life thereof as stated by the manufacturers thereof or, in the absence of such a determination, based on the expected useful life publicized in the American Society of Heating, Refrigerating and Air Conditioning Engineers (ASHRAE) Handbook - HVAC Applications, or similar industry guidelines. The Hourly Building Systems Cost shall be subject to adjustment on the first day of the second Lease Year and annually thereafter based on annual increases in the Consumer Price Index (as defined in the Phased Development Agreement), as follows. Such adjustment shall be made by subtracting the Consumer Price Index for the month in which the Lease Commencement Date falls (the "BEGINNING INDEX") from the Consumer Price Index for the first month of the Lease Year for which the adjustment is being made (the "ADJUSTMENT INDEX") and dividing that figure by the Beginning Index. The amount so determined shall be multiplied by the initial unescalated Hourly Building Systems Cost to arrive at the adjusted Hourly Building Systems Cost for the Lease Year for which the adjustment is being made. The additional rent payable on account of excess wear on the Building Systems for any Lease Year (the "EXCESS OPERATING HOURS RENT") shall be equal to the product of (x) the Hourly Building Systems Cost (as escalated), multiplied by (y) the number of Tenant's hours of operation in that Lease Year in excess of 4,160. For example, if the original cost of the Building Systems were $2,000,000 and the average useful life thereof were ten (10) years, then the Hourly Building Systems Cost would be $48.07 ($2,000,000 / 41,600). If Tenant's hours of operation in the first Lease Year were 4,420, then the excess hours over 4,160 would be 260 hours. Multiplying 260 by the Hourly Building Systems Cost ($48.07) would result in Excess Operating Hours Rent payable with respect to the first Lease Year equal to $12,498.20. In the same example, if the percentage increase in the Consumer Price Index between the Lease Commencement Date and the first day of the second Lease Year were three percent (3%), then the Hourly Building Systems Cost for the second Lease Year would be $49.51. If Tenant's hours of operation in the second Lease Year were 4,680, then the excess number of hours (520), multiplied by the escalated Hourly Building Systems Cost ($49.51), would result in Excess Operating Hours Rent payable with respect to the second Lease Year equal to $25,745.20. Landlord shall make a determination as to whether Excess Operating Hours Rent is payable in accordance herewith following the conclusion of each Lease Year and shall provide notice thereof to Tenant. The amount due from Tenant pursuant to each such notice from Landlord shall be payable within fifty (50) days following demand therefor; provided that, if Tenant disputes Landlord's determination, then the matter shall be submitted to binding arbitration in accordance with Article XXVIII below. Landlord agrees to provide an access control system for the Building that will afford Tenant access to the Premises twenty-four (24) hours per day every day of the year. At least one (1) elevator serving the Premises shall be in service at all times. Except as otherwise specified herein, Landlord shall not be required to furnish services and utilities during hours in excess of 68 hours per week unless Tenant agrees to compensate Landlord for the costs of such services and utilities.

     13.2 It is understood and agreed that Landlord shall not have any liability to Tenant whatsoever as a result of Landlord's inability to furnish any of the utilities or services required to be furnished by Landlord under the terms of this Lease, whether resulting from breakdown, removal from service for maintenance or repairs, strikes, scarcity of labor or materials, acts of God, governmental requirements or from any other cause whatsoever. It is further agreed that, except as provided in this Section 13.2, any such inability to furnish the utilities or services required hereunder shall not be considered an eviction, actual or constructive, of Tenant from the Premises, and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder. Notwithstanding the foregoing or anything else in this Lease, in the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof for five (5) consecutive business days or for ten (10) business days in any twelve (12) month period (the "ELIGIBILITY PERIOD") as a result of any interruption of utilities or services or access (including elevator access) or any repair, maintenance or alteration performed by Landlord after the Lease Commencement Date (other than repairs undertaken pursuant to Article XVI hereof) which renders the Premises inaccessible or untenantable (the foregoing circumstances being referred to herein as "SUSPENSION EVENTS"), then all Annual Base Rent and additional rent payable hereunder shall be reduced after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided that, any interruption of utilities or services resulting from Tenant's failure to timely pay for any electricity that is billed directly to Tenant by the electric utility pursuant to Section 4.7 hereof shall not be deemed a Suspension Event and shall not entitle Tenant to any rent abatement hereunder. Landlord will repair and restore any such interrupted services or utilities as soon as reasonably practicable following the interruption thereof.

     13.3 Tenant shall employ its own contractor or personnel to furnish char and janitorial service to the Premises, and shall pay for such services directly to the contractor employed by Tenant for such purpose. Tenant's janitorial contractor, and the cleaning specifications incorporated into Tenant's contract with its janitorial contractor, shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed. Such services shall be provided in accordance with cleaning standards customarily maintained in first-class suburban office buildings in the North Bethesda/Rockville/Gaithersburg corridor. In the event Landlord reasonably determines that the Premises are not being kept clean in accordance with such standards, Tenant agrees to take all measures reasonably required by Landlord for the proper cleanliness of the Premises in accordance with such standards upon notice from Landlord. If Tenant fails to institute such measures promptly after notice from Landlord, Landlord shall have the right, at its option, to provide cleaning and janitorial services for the Premises in accordance with such standards and to charge Tenant all reasonable costs and expenses incurred in connection therewith, together with a fee equal to fifteen percent (15%) of such costs and expenses so incurred, as additional rent hereunder. Except in situations posing an emergency or a health hazard or danger to persons or property, Landlord shall not undertake any action under the preceding sentence unless such violation or failure shall continue uncured for a period of fifteen
(15) days after Landlord has given notice to Tenant of such violation or failure; provided that if such violation or failure is not susceptible of being cured within such fifteen (15) day period, Landlord shall not undertake any action if Tenant commences curative action within such fifteen (15) day period and proceeds diligently thereafter to cure such violation or failure until completion. If Tenant so requests at any time during the Lease Term, Landlord will arrange for janitorial service to be furnished to the Premises by Landlord's janitorial contractor; provided that, in such instance, the two percent (2%) limit on the management fee specified in Section 4.2(a)(ix) hereof shall be increased to two and one-fourth percent (2.25%).

     13.4 In the event Tenant determines that the services being furnished by any contractor (excluding the property manager) employed by Landlord are unsatisfactory, in Tenant's reasonable judgment, Tenant shall deliver written notice to Landlord specifying in detail the manner in which the services are deemed deficient. If the deficiencies are not, in Tenant's reasonable judgment, substantially corrected during the next succeeding thirty (30) days, then Tenant may deliver a further notice to Landlord advising Landlord of such fact, and, provided Landlord will not incur any liability to the contractor as a result thereof, Landlord shall terminate the contract of such deficient contractor and select a qualified replacement contractor. Landlord shall not be deemed to incur any such liability if Tenant agrees to assume responsibility for any such liability. Landlord shall include a thirty-day termination for convenience clause in any service contracts in which such a clause is customary.

                                   ARTICLE XIV
                              LIABILITY OF LANDLORD

     14.1 Landlord shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests for any damage, injury, loss, compensation or claim, including, but not limited to, claims for the interruption of or loss to Tenant's business, based on, arising out of or resulting from any cause whatsoever (except as hereinbelow set forth), including but not limited to the following: (i) repairs to any portion of the Premises or the Building; (ii) interruption in the use of the Premises; (iii) any accident or damage resulting from the use or operation (by Landlord, Tenant or any other person or persons) of elevators, or of the heating, cooling, electrical or plumbing equipment or apparatus; (iv) the termination of this Lease by reason of the destruction of the Premises or the Building; (v) any fire, robbery, theft, mysterious disappearance and/or any other casualty; (vi) the actions of other tenants in the Building, if any, or of any other person or persons; and (vii) any leakage in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Building; provided, however, that Landlord shall not be released pursuant to this Section 14.1 from any liability (i) resulting directly from Landlord's breach of, or default as to, any of its covenants or other obligations under this Lease, or (ii) subject to Section 12.4(a) above, property damage, personal injury or death caused directly by Landlord's or its agents' or employees' negligence or willful misconduct. In no event (notwithstanding anything in the immediately-preceding sentence to the contrary) shall Landlord have any liability to Tenant for any claims based on the interruption of or loss to Tenant's business.

     14.2 Tenant hereby agrees to indemnify, defend on request, and hold Landlord harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys' fees and any costs of litigation) suffered by or claimed against Landlord, directly or indirectly, and not covered by the property insurance required to be maintained by Landlord hereunder, based on, arising out of or resulting from (i) Tenant's use and occupancy of the Premises or the business conducted by Tenant therein, (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring on or about the Premises during the Lease Term, (iii) the operation of a food service, health club, daycare center or other Amenity

(as defined in the Phased Development Agreement) at the Premises, including any accident, injury or damage whatsoever caused to any person or property arising therefrom, (iv) any act or omission to act by Tenant or its employees, contractors, agents, licensees, or invitees, or (v) any breach or default by Tenant in the performance or observance of its covenants or obligations under this Lease; provided that Tenant's obligations to indemnify and hold harmless Landlord pursuant to this Section 14.2 shall not include any costs, damages, claims, liabilities or expenses suffered by or claimed against Landlord directly based on, arising out of or resulting from Landlord's breach of, or default as to, any of its covenants or other obligations under this Lease or the negligence or willful misconduct of Landlord, its employees or its agents.

     14.3 In the event that at any time Landlord shall sell or transfer the Building, provided the purchaser or transferee assumes the obligations of Landlord hereunder, the Landlord named herein shall not be liable to Tenant for any obligations or liabilities based on or arising out of events or conditions occurring on or after the date of such sale or transfer. If requested by Tenant, Landlord shall furnish to Tenant a copy of the agreement pursuant to which any such purchaser or transferee shall have assumed the obligations of Landlord hereunder. Furthermore, upon such assumption, Tenant agrees to attorn to any such purchaser or transferee upon all the terms and conditions of this Lease. Notwithstanding any of the foregoing to the contrary, Landlord agrees that (i) Landlord will not sell or transfer the Building prior to the Lease Commencement Date; (ii) Landlord will not sell or transfer the Building to any person or entity if an Event of Bankruptcy (as hereinafter defined) shall have occurred and be continuing with respect to such transferee at the time Landlord contracts to sell or transfer the Building to such transferee; and (iii) so long as Tenant is the sole tenant of the Building, if Landlord transfers or sells the Building, then Tenant shall have the right, at its option, to assume all of Landlord's operation, maintenance and repair obligations hereunder in lieu of the performance thereof by such successor landlord (in which event no management fee shall be payable to such successor landlord); provided that if Tenant elects to assume such obligations, then Tenant shall perform such obligations to the same extent and in the same manner and to the same standards required of Landlord hereunder; provided further that, Tenant shall not have the right to self-manage the Building as aforesaid during the initial twelve
(12) month period following any such transfer unless the transferee is an institutional investor or other person or entity that is not itself, and is not affiliated with another entity that is, in the business of managing commercial real estate.

     14.4 In the event that at any time during the Lease Term Tenant shall have a claim against Landlord, except as otherwise provided in Section 14.6 hereof, Tenant shall not have the right to deduct the amount allegedly owed to Tenant from any rent or other sums payable to Landlord hereunder, it being understood that Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord.

     14.5 Tenant agrees that in the event Tenant is awarded a money judgment against Landlord, Tenant's sole recourse for satisfaction of such judgment shall be limited to execution against Landlord's equity interest in the Building and the Land at the time of such execution, which, if the Building has been sold prior to such execution, shall include the net sale proceeds, after payment of all prior liens, from the sale of the Building. In no event shall Landlord or any partner or mem-ber of Landlord or any other person be held to have any personal liability for satisfaction of any claims or judgments that Tenant may have against Landlord.

     14.6 In the event Landlord shall be in default with respect to any service or action that Landlord is obligated to furnish or perform under this Lease, then Tenant shall have the right to obtain such service or perform such act on Landlord's account subject to the terms and conditions set forth below. Notwithstanding anything contained herein to the contrary, Tenant shall have the rights set forth in this Section 14.6 with respect to services and actions that materially affect the structure of the Building, materially affect any multi-tenant common area or materially affect any base-building system only if Tenant gives Landlord and Landlord's lender(s) (whose identity and notice address shall have been provided to Tenant) written notice of Landlord's alleged default and Landlord does not in good faith dispute such alleged default in writing within ten (10) business days following the delivery of Tenant's notice. Prior to Tenant undertaking any action to cure or remedy any Landlord default with respect to any service or action that Landlord is obligated to furnish or perform under this Lease, Tenant shall first give written notice of such default to Landlord and Landlord's lender(s) (whose identity and notice address shall have been provided to Tenant) and allow Landlord and such lender(s) ten (10) business days following receipt by Landlord and such lender(s) of such written notice to cure or remedy the condition specified in Tenant's notice; provided, however, that if such condition cannot be cured within the ten (10) business day period, such period shall be extended for a reasonable additional time, so long as Landlord or such lender(s) commence to cure such condition within the ten (10) business day period and proceed diligently thereafter to effect such cure. Notwithstanding any of the foregoing to the contrary, in the event of a material failure of, or deficiency in, any of the Essential Building Services (as hereinafter defined) which renders all or a substantial portion of the Premises unsafe or unsuitable for the conduct of Tenant's business therein, the period in which Landlord or such lender(s) must cure such condition prior to Tenant's having the right to undertake any such action, shall be forty-eight
(48) hours following receipt by Landlord and such lender(s) of such written notice provided notice is received between the hours of 8:00 a.m. and 5:00 p.m. Monday through Friday, or between the hours of 8:00 a.m. and 2:00 p.m. on Saturday, excluding legal holidays; provided that, if the condition cannot be cured within such 48-hour period, then, provided Landlord or such lender(s) commence to cure such condition within such 48-hour period and proceed diligently thereafter to effect such cure, then such 48-hour period shall be extended for such reasonable period as is necessary to effect such cure using diligent efforts. For purposes hereof, the term "ESSENTIAL BUILDING SERVICES" shall mean (i) plumbing systems; (ii) electrical service; (iii) HVAC service;
(iv) life-safety systems; (v) elevator service; and (vi) building access systems. If Landlord or such lender(s) fail to cure or remedy any such condition within the applicable time period, as set forth above, then Tenant may cure or remedy such condition and deliver an invoice to Landlord for such costs and expenses, and Landlord shall pay to Tenant the amount of such invoice within thirty (30) days after delivery by Tenant. The amount of such expenses, when paid by Landlord, shall be included within Expenses, to the extent such costs and expenses are not excluded from the definition of Expenses. In the event Landlord fails to pay to Tenant when due any sum which Tenant is entitled to recover from Landlord pursuant to this Section 14.6, then Tenant shall have the right to a credit against Annual Base Rent in the amount of any such unpaid sum, together with interest thereon at the Default Rate (as defined in Section
18.7 below) from the date due until the date paid, if Tenant has obtained a final, nonappealable court judgment that such sum was due and payable to Tenant under the terms of this Section 14.6 but was not paid by

Landlord. In the event Tenant seeks to cure or remedy any condition which gives rise to Tenant's remedies set forth in this Section 14.6, Tenant shall (i) proceed in accordance with the applicable provisions of this Lease and all applicable Legal Requirements and the Viable Building Standards; (ii) use only such contractors, suppliers, etc. as are duly licensed in the State of Maryland and insured to effect such repairs and who perform such repairs on first-class buildings in the normal course of their business; (iii) promptly effect such repairs in a good workmanlike quality and in a first-class manner; (iv) use new or other first-quality materials; and (v) be fully responsible for any defects therein and any liability arising therefrom. Landlord agrees to cooperate with Tenant in the performance of repairs by Tenant's contractors, including granting access to portions of the Building outside the Premises and making available for inspection and copying any plans that might be required by such contractors.

     14.7 Landlord hereby agrees to indemnify, defend on request, and hold Tenant harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys' fees) suffered by or claimed against Tenant, directly or indirectly, and not to be covered by the insurance required to be maintained by Tenant hereunder, based on, arising out of or resulting from any breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease, including, but not limited to, Landlord's obligations pursuant to Section 6.5 hereof; provided that Landlord's obligations to indemnify and hold harmless Tenant pursuant to this Section 14.7 shall not include any costs, damages, claims, liabilities, or expenses suffered by or claimed against Tenant directly based on, arising out of or resulting from any negligence or willful misconduct of Tenant or its agents or employees.

                                   ARTICLE XV
                              RULES AND REGULATIONS

     15.1 Tenant agrees to comply with and observe the rules and regulations pertaining to the use and occupancy of the Premises or the Building set forth in Exhibit E hereto, together with all reasonable amendments thereto as may be promulgated hereafter by Landlord (collectively, the "RULES AND REGULATIONS"); provided that (i) any such amendment shall not increase Tenant's monetary obligations hereunder or cause Tenant to incur significant additional costs or adversely affect the rights expressly granted to Tenant hereunder or Tenant's use and enjoyment of the Premises, (ii) Tenant shall be given written notice of such amendment at least thirty (30) days before it takes effect, (iii) if there is any inconsistency between this Lease and the Rules and Regulations, this Lease shall govern; and (iv) while Tenant is the sole tenant of the Building, Tenant shall not be subject to any of the Rules and Regulations or any amendments thereto, except those that are necessary to keep the Building in compliance with the Viable Building Standards. Without limiting the generality of clause (iii) above, it is understood and agreed that if the Rules and Regulations with respect to a particular matter call for stricter Landlord approval rights than those contained herein, or the Rules and Regulations are otherwise more restrictive than any provision herein governing the same matter, then this Lease shall govern and control. Any dispute between the parties as to whether a particular provision of the Rules and Regulations is superseded by this Lease may be submitted to arbitration pursuant to Article XXVIII hereof. Tenant's failure to keep and observe said Rules and Regulations after applicable notice and opportunity to cure shall constitute an Event of Default under this Lease. Landlord shall use reasonable efforts to enforce the

Rules and Regulations, including any exceptions thereto, uniformly and shall not discriminate against Tenant in the enforcement of the Rules and Regulations; provided that it is understood that Landlord may grant exceptions to the Rules and Regulations in circumstances in which it reasonably determines that such exceptions are warranted.

                                   ARTICLE XVI
                              DAMAGE OR DESTRUCTION

     16.1 If, during the Lease Term, the Premises or the Building are totally or partially damaged or destroyed from any cause, thereby rendering the Premises totally or partially inaccessible or unusable by Tenant for its business, Landlord shall diligently (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company involved) restore, replace and repair the Premises and the Building to substantially the same condition they were in prior to such damage; provided, however, if in the reasonable judgment of an independent architect selected by Landlord the repairs, replacement and restoration cannot be completed within three hundred sixty-five
(365) days after the occurrence of such damage, including the time needed for removal of debris, preparation of plans and issuance of all required governmental permits, then Landlord shall have the right, at its sole option, to terminate this Lease by giving written notice of termination to Tenant within sixty (60) days after the occurrence of such damage; provided that, if Tenant has then exercised its right, pursuant to the Phased Development Agreement, to cause the construction of improvements upon the Phase II Land or the Phase III Land or exercises such right within sixty (60) days following the date of the casualty (provided such rights have not sooner been terminated), then Tenant may nullify such termination of this Lease by Landlord and Landlord shall then be obligated to proceed to repair and restore the Premises and the Building in accordance herewith. If this Lease is terminated pursuant to the preceding sentence, all rent payable hereunder shall be equitably apportioned and paid to the date of the occurrence of such damage or destruction, and neither Landlord nor Tenant shall have any further rights or remedies as against each other pursuant to this Lease accruing after the date of termination. The judgment by Landlord's independent architect as to whether it will take more than or less than 365 days to complete the repairs, replacement and restoration shall be subject to review and challenge by an independent architect selected by Tenant, as follows. If Tenant wishes to challenge such determination, an independent architect selected by Tenant shall have a period of ten (10) business days following Tenant's receipt of written notice from Landlord of its determination in which to set forth its determination as to whether it will take more than or less than 365 days to complete the repairs, replacement and restoration (without regard to any delay occasioned by such challenge). If Landlord's and Tenant's architects do not agree, then such architects shall jointly appoint an independent architect who shall make a determination as to whether it will take more than or less than 365 days to complete the repairs, replacement and restoration (without regard to any delay occasioned by Tenant's challenge), and the determination of such third architect shall be binding on both Landlord and Tenant. Each party shall be responsible for its own architect's fees, and shall share jointly in the fees of the third architect.

     16.2 If the repairs and restoration cannot be completed within three hundred and sixty-five (365) days after the date of such damage or destruction (as determined pursuant to Section 16.1 above), but Landlord does not elect to terminate this Lease pursuant to Section 16.1, then

Landlord shall promptly notify Tenant of such determination. For a period continuing through the tenth (10th) day after receipt of such notice, Tenant shall have the right to terminate this Lease by providing written notice thereof to Landlord, in which event the Lease Term shall end on the date of the giving of such notice as if such date were the date originally provided herein as the end of the Lease Term. If Tenant does not elect to terminate this Lease within such period, and provided Landlord does not elect to terminate this Lease, then Landlord shall proceed to repair and restore the Premises and the Building.

     16.3 Notwithstanding anything to the contrary contained herein, in the event the Premises are damaged during the last two (2) years within the Lease Term, and if the period of time reasonably projected by Landlord for restoration of the damage (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company involved) exceeds one-fourth (1/4) of the time remaining in the Lease Term as of the date of the damage, then Landlord and Tenant shall each have the right to terminate this Lease by written notice delivered to the other party within fifteen (15) days after Landlord notifies Tenant in writing of the projected restoration period; provided, however, that if (i) Landlord exercises its right of termination under this
Section 16.3, and (ii) at such time, Tenant has a right to renew the Lease Term pursuant to Article XXVI hereof, and (iii) Tenant notifies Landlord in writing, within fifteen (15) days following the delivery of Landlord's termination notice, that Tenant is exercising its right to renew the Lease Term, and (iv) pursuant to Article XXVI, Landlord and Tenant either reach agreement concerning the Market Rent applicable to the Renewal Term or cause such determination to be made by the means described in Section 26.3(b), then Landlord's termination notice shall be deemed nullified and this Lease shall continue in full force and effect through the remainder of the Lease Term (as thus renewed).

     16.4 If this Lease is not terminated in accordance with the provisions of this Article XVI, until the repair and restoration of the Premises is completed, Tenant shall be required to pay Annual Base Rent and additional rent only for that part of the Premises that Landlord and Tenant mutually agree, in their reasonable judgment, that Tenant is able to use (as such use is contemplated by this Lease) while repairs are being made, based on the ratio that the amount of usable rentable area bears to the total rentable area in the Premises; provided that, in no event shall the portion of the Land Rent and additional rent allocable to the Phase II Land or the Phase III Land be abated. In addition to any abatement granted pursuant to the previous sentence, Tenant's abatement period shall continue until Tenant has been given sufficient time, and sufficient access to the Premises, to (i) rebuild any portion of the Premises it is required to rebuild, (ii) install its property, furniture, fixtures, and equipment, and (iii) move in over one (1) weekend. The foregoing additional abatement period shall extend for a period not to exceed sixty (60) days following the date Landlord's repair and restoration is substantially complete. In addition, the Lease Term shall be extended for the period of time during which all or any portion of the rent is abated pursuant to this Section 16.4. If the Lease Term shall have been extended pursuant to Section 2.3 hereof to render this Lease coterminous with the Phase II Lease and/or the Phase III Lease (if any), then any such coterminous lease may be extended, at Tenant's option, to render such other lease(s) coterminous with the term hereof (as extended pursuant to the preceding sentence), as more particularly set forth in the Phased Development Agreement. Similarly, if this Lease is coterminous with the Phase II Lease and/or the Phase III Lease and the term of any such coterminous lease is extended pursuant to the comparable Section 16.4 of such coterminous lease

(following a casualty under such other lease), then this Lease may be extended, at Tenant's option, to render this Lease coterminous with such other lease (as extended pursuant to Section 16.4 thereof), by Tenant's giving Landlord written notice thereof within thirty (30) days following the date full, unabated rent obligations resume under such other lease following the abatement periods described in such Section 16.4. Subject to the terms of Section 16.5 below, Landlord shall bear the costs and expenses of repairing and restoring the Premises. Upon the resumption of payment of full, unabated rent following the expiration of all abatement periods provided above, the Improvements Rent then in effect hereunder shall be increased by adding thereto an additional component of rent which is referred to herein as the Excess Restoration Costs Rent. The "EXCESS RESTORATION COSTS RENT" shall be equal to the product of (i) the Excess Restoration Costs (as hereinafter defined), multiplied by (ii) the Excess Restoration Costs Factor (as hereinafter defined). "EXCESS RESTORATION COSTS" shall mean the excess of all costs incurred by Landlord to repair and restore the Building on account of the damage or destruction (including cost of carry), over and above the insurance proceeds that shall have been paid to or for the benefit of Landlord (including any insurance proceeds paid to Landlord's lender to pay down any mortgage or deed of trust encumbering the Building and/or the
Land) on account of such damage or destruction (or that would have been paid had Landlord maintained the insurance required pursuant to Section 12.2 hereof). The "EXCESS RESTORATION COSTS FACTOR" shall mean a blended rate equal to that rate of interest which, when applied to the Excess Restoration Costs, would produce the same payment stream as the combined payment streams of the following two hypothetical loans, each bearing interest at the Restoration Costs Interest Rate (as hereinafter defined): (x) an interest-only loan in the principal amount of 66.67% of the Excess Restoration Costs; and (y) a fully-amortizing loan in the principal amount of 33.33% of the Excess Restoration Costs, having a term equal to the number of years remaining in the Lease Term as of the resumption of payment of full, unabated rent following completion of the restoration. The "RESTORATION COSTS INTEREST RATE" means the percentage rate that is two and one-half (2.5) percentage points in excess of the yield on U.S. Treasury obligations maturing on or about the maturity date of the hypothetical loan described in clause (y) above, being quoted as of the date the damage shall have occurred, subject to the 8.5% floor and 12% cap if the damage occurs within five
(5) years following the Lease Commencement Date hereunder. The Excess Restoration Costs Rent shall be added to the Improvements Rent then in effect and shall be escalated at the times and in the manner applicable to all other components of Annual Base Rent, as provided herein.

     16.5 If Landlord repairs and restores the Premises as provided in this
Article XVI, Landlord shall not be required to repair or restore any decorations, alterations or improvements to the Premises previously made by or at the expense of Tenant or any trade fixtures, furnishings, equipment or personal property belonging to Tenant. It shall be Tenant's sole responsibility to repair and restore all such items.

                                  ARTICLE XVII
                                  CONDEMNATION

     17.1 If (i) more than twenty percent (20%) of the rentable area of the portion of the Premises comprised of space leased by Tenant in the Building (the "BUILDING PREMISES"), or (ii) the use or occupancy of more than twenty percent (20%) of the rentable area of the Building

Premises, shall be taken or condemned by any governmental or other authority having the power of eminent domain for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking) (each such event being referred to herein as a "TAKING"), then this Lease shall terminate on the date title thereto (or the right to use or occupy, as appropriate) vests in such governmental or quasi-governmental authority, and all Annual Base Rent and additional rent payable hereunder shall be equitably apportioned as of such date. This Lease shall similarly terminate if there is a Taking of more than twenty percent (20%) of the minimum necessary parking for the Building according to the Approved Site Plan that cannot be replaced by substitute parking spaces on other portions of the Land or by the construction of structured parking on the Phase I Land (to the extent it may not already be in place). If less than twenty percent (20%) of the rentable area of the Building Premises or such minimum necessary parking area or the use or occupancy thereof is condemned, then this Lease shall continue in full force and effect as to the part of the Building Premises and the Land not condemned, except that (i) as of the date title (or the right to use or occupy, as appropriate) vests in such authority, Annual Base Rent and Expenses with respect to the part of the Building Premises and the Land condemned shall be equitably reduced for the balance of the Lease Term, and (ii) Landlord shall, at its cost, restore the Building Premises to create, to the extent reasonably possible, a single unit of space, including (but not limited to) building or moving demising walls, suite entries, heating and air conditioning equipment, and utility lines.

     17.2 All awards, damages and other compensation paid by the condemning authority on account of such Taking shall belong to Landlord, and Tenant hereby assigns to Landlord all rights to such awards, damages and compensation. Tenant agrees not to make any claim against Landlord or the condemning authority for any portion of such award or compensation attributable to damages to the Premises, the value of the unexpired term of this Lease, the loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the condemning authority for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant's expense and for relocation expenses, provided that such claim does not in any way diminish the award or compensation payable to or recoverable by Landlord in connection with such taking or condemnation.

                                  ARTICLE XVIII
                                     DEFAULT

     18.1 The occurrence of any of the following shall constitute an Event of Default by Tenant under this Lease:

          (a) If Tenant shall fail to pay any installment of Annual Base Rent or additional rent or any other payment required by this Lease when due and such failure shall continue uncured for a period of ten (10) days after Landlord notifies Tenant of such failure in writing; provided, however, that after Landlord has given Tenant two (2) such written notices in any twelve (12)- month period, Tenant shall be in default if any such payment accruing during such twelve (12)-month period (and after the second of such notices) is not made within ten (10) days after such payment is due (without the necessity of any notice being sent by Landlord).

          (b) If Tenant shall violate or fail to perform any other term, condition, covenant or agreement to be performed or observed by Tenant under this Lease and such violation or failure shall continue uncured for a period of thirty (30) days after Landlord notifies Tenant in writing of such failure. If such violation or failure is not capable of being cured within such thirty
(30)-day period, Tenant shall not be deemed to be in default hereunder if Tenant commences curative action within such thirty (30)-day period and proceeds diligently and in good faith thereafter to cure such violation or failure until completion.

          (c) An Event of Bankruptcy as defined in Article XIX hereof.

     18.2 If there shall occur an Event of Default under this Lease, including without limitation an Event of Default prior to the Lease Commencement Date, Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant's right of possession, and take possession of the Premises. The provisions of this Article XVIII shall operate as a notice to quit, and Tenant waives any other notice to quit or notice of Landlord's intention to re-enter the Premises or terminate this Lease. If necessary, Landlord may proceed to recover possession of the Premises under and by virtue of the laws of the State of Maryland, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord terminates this Lease and/or terminates Tenant's right of possession, then everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to the right of Landlord to recover from Tenant all rent and other sums due under this Lease. Whether or not this Lease and/or Tenant's right of possession is terminated by reason of Tenant's default, Landlord shall have the right, after any Event of Default occurs but only during the continuation thereof, to grant or withhold any consent or approval pursuant to this Lease in its sole and absolute discretion. Landlord agrees to use reasonable efforts to relet the Premises for such rent and upon such terms as are not unreasonable under the circumstances, and if the full rental provided herein plus the reasonable costs, expenses and damages hereafter described shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in Annual Base Rent and additional rent, reasonable attorneys' fees, brokerage fees, and the expenses of placing the Premises in the condition that would have been required if the date of termination had been the date of expiration of the Lease Term. Tenant expressly acknowledges that Landlord's agreement to use reasonable efforts to relet the Premises shall in no event limit, restrict or prejudice in any way Landlord's and Landlord's affiliates' and agents' rights to lease other space in the Building, if any, or the Complex prior to reletting the Premises. Subject to Landlord's obligations pursuant to the preceding two sentences, Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or any failure to collect any rent due or accrued upon such reletting, to the end and intent that Tenant may be liable for the Annual Base Rent, additional rent, and any and all other items of cost and expense which Tenant shall have been obligated to pay throughout the remainder of the Lease Term. Any damages or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or, at Landlord's option, may be deferred until the expiration of the Lease Term, in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of the Lease Term. The provisions contained in this Section 18.2 shall not prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of this Lease.

     18.3 As an alternative to recovering damages on account of rental deficiencies on a periodic basis as set forth in Section 18.2 above, Landlord may recover as liquidated damages an amount equal to the present value (as of the date of the termination of this Lease) of the difference between (i) the Annual Base Rent and additional rent which would have become due during the remainder of the Lease Term, and (ii) the fair market rental value of the Premises for the same period, which damages shall be payable to Landlord in one lump sum on demand. For purpose of this Section, present value shall be computed by discounting at a rate equal to the "Prime Rate" as published in the Money Rates section of The Wall Street Journal.

     18.4 All rights and remedies of Landlord set forth herein are in addition to all other rights and remedies available to Landlord pursuant to the Phased Development Agreement, at law or in equity. All rights and remedies available to Landlord hereunder, pursuant to the Phased Development Agreement, or at law or in equity are expressly declared to be cumulative. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy; provided that Landlord may not recover more than once for the same damages. No delay in the enforcement or exercise of any such right or remedy shall constitute a waiver of any default by Tenant hereunder or of any of Landlord's rights or remedies in connection therewith. Landlord shall not be deemed to have waived any default by Tenant hereunder unless such waiver is set forth in a written instrument signed by Landlord. If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to specific circumstances described in such written waiver.

     18.5 If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of default or of any other covenant, condition or agreement set forth herein, nor of any of Landlord's rights hereunder, except to the extent agreed by Landlord in writing in connection with such compromise or settlement. Neither the payment by Tenant of a lesser amount than the installments of base rent, additional rent or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other sums or to pursue any other remedy available to Landlord. Notwithstanding any request or designation by Tenant, Landlord may apply any payment received from Tenant to any payment then due. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

     18.6 If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may (after giving Tenant the appropriate notice and opportunity to cure specified in
Section 18.1 hereof), but shall not be required to, make such payment or do such act. If Landlord elects to make such payment or do such act, all reasonable costs and expenses incurred by Landlord, plus interest thereon at the rate per annum which is two percent (2%) higher than the prime rate then being quoted in The Wall Street Journal, from the date paid by Landlord to the date of payment thereof by Tenant, shall constitute additional rent hereunder and shall be immediately paid by Tenant to Landlord; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law. The taking of such action by Landlord shall not be considered a cure of such default by Tenant prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default.

     18.7 If Tenant fails to make any payment of Annual Base Rent or of additional rent on or before the date such payment is due and payable, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such payment. In addition, such payment shall bear interest at the rate per annum which is two percent (2%) higher than the prime rate then being quoted in The Wall Street Journal (the "DEFAULT RATE"), from the date such payment became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law. Notwithstanding any of the foregoing to the contrary, Landlord hereby waives the imposition of such late charge and the interest payable on late payments with respect to the first two (2) such late payments to occur in any twelve (12) month period, provided Tenant in fact cures the default within five (5) business days following Tenant's receipt of notice of such default. Such late charge and interest shall constitute additional rent due and payable hereunder with the next installment of Annual Base Rent due hereunder.

     18.8 Notwithstanding anything in this Lease to the contrary, in the event
(i) an Event of Default shall occur under this Lease and (ii) Tenant shall thereafter tender performance of the obligation that gave rise to such Event of Default and (iii) Landlord, in its discretion, shall agree to accept such performance as curing the Event of Default, then, for all purposes of this Lease, no Event of Default shall thereafter be deemed to exist. Notwithstanding any of the foregoing to the contrary, Landlord shall be obligated to accept Tenant's cure of the first (1st) Event of Default to occur and be cured within any twelve (12) month period provided such cure, when tendered, includes payment of all interest, late charges, and other costs of enforcement incurred by Landlord on account of such default (including, but not limited to, reasonable attorneys' fees).

                                   ARTICLE XIX
                                   BANKRUPTCY

     19.1 The following shall be an Event of Bankruptcy under this Lease:

          (a) Tenant's becoming insolvent, as that term is defined in Title 11 of the United States Code (the "BANKRUPTCY CODE"), or under the insolvency laws of any State, District, Commonwealth or territory of the United States that are applicable to Tenant (the "INSOLVENCY LAWS");

          (b) The filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;

          (c) The filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (i) is not dismissed within ninety (90) days of filing or (ii) results in the issuance of an order or relief against the debtor; or

          (d) Tenant's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

     19.2 (a) Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available to Landlord pursuant to Article XVIII, provided that while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending and only for so long as Tenant or its Trustee in Bankruptcy (hereinafter referred to as "TRUSTEE") is in compliance with the provisions of
Section 19.2(b), (c) and (d) below, Landlord shall not exercise its rights and remedies pursuant to Article XVIII.

          (b) In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord's right to terminate this Lease pursuant to
Section 19.2(a) shall be subject to the rights of Trustee to assume or assign this Lease. Trustee shall not have the right to assume or assign this Lease unless Trustee promptly (i) cures all defaults under this Lease, (ii) compensates Landlord for monetary damages incurred as a result of such defaults, and (iii) provides adequate assurance of future performance on the part of Tenant as debtor in possession or on the part of the assignee tenant.

          (c) Landlord and Tenant hereby agree in advance that adequate assurance of future performance, as used in Section 19.2(b) above, shall mean that all of the following minimum criteria must be met: (i) Tenant's gross receipts in the ordinary course of business during the thirty (30) day period immediately preceding the initiation of the case under the Bankruptcy Code must be at least two (2) times greater than the next monthly installment of annual base rent and additional rent due under this Lease; (ii) both the monthly average and median of Tenant's gross receipts in the ordinary course of business during the six month period immediately preceding the initiation of the case under the Bankruptcy Code must be at least two (2) times greater than the next monthly installment of annual base rent and additional rent due under this Lease; (iii) Trustee must pay to Landlord at the time the next monthly installment of Annual Base Rent is due under this Lease, in addition to such installment of Annual Base Rent, an amount equal to the monthly installments of Annual Base Rent and additional rent due under this Lease for the next six months under this Lease, said amount to be held by Landlord in escrow, without interest, until either Trustee or Tenant defaults in its payment of rent or other obligations under this Lease (whereupon Landlord shall have the right to draw on such escrowed funds) or until the expiration of this Lease (whereupon the funds shall be returned to Trustee or Tenant); (iv) Tenant must pay its estimated pro rata share of the cost of all services provided by Landlord (whether or not previously included as a part of the annual base rent) in advance of the performance or provision of such services; (v) Trustee must agree that Tenant's business shall be conducted in a first-class manner and that no liquidating sales, auctions or other non-first-class business operations shall be conducted on the Premises; (vi) Trustee must agree that the use of the Premises as stated in this Lease will remain unchanged and that no prohibited use shall be permitted; and (vii) Tenant or Trustee must agree to pay to Landlord at any time Landlord is authorized to and does draw on the escrow account the amount necessary to restore such escrow account to the original level required by Section 19.2(c)(iii).

          (d) In the event Tenant is unable to (i) cure its defaults, (ii) pay the rent due under this Lease and all other payments required of Tenant under this Lease on time (or within five (5) days of the due date), or (iii) meet the criteria and obligations imposed by Section 19.2(c) above, Tenant agrees in advance that it has not met its burden to provide adequate assurance of future performance and this Lease may be terminated by Landlord in accordance with
Section 19.2(a) above.

                                   ARTICLE XX
                            SUBORDINATION; MORTGAGES

     20.1 This Lease is subject and subordinate to the lien of any and all mortgages (which term "MORTGAGES" shall include both construction and permanent financing and shall include deeds of trust and similar security instruments) which may now or hereafter encumber the Building, and to all and any renewals, extensions, modifications, recastings or refinancings thereof; provided, however, that the effectiveness of such subordination is subject to the condition that Landlord obtain from any holder of any such mortgage or deed of trust on the Building a non-disturbance agreement, to the end and intent that as long as Tenant pays all rent when due and punctually observes all other covenants and obligations on its part to be observed under this Lease (subject to applicable notice and cure provisions), the terms and conditions of this Lease shall continue in full force and effect and Tenant's rights under this Lease and its possession, use and occupancy of the Premises shall not be disturbed during the term of this Lease by the holder of such mortgage or deed of trust or by any purchaser upon foreclosure of such mortgage or deed of trust. At any time after the execution of this Lease, the holder of any mortgage to which this Lease is subordinate shall have the right to declare this Lease to be superior to the lien of such mortgage, and Tenant agrees to execute all documents required by such holder in confirmation thereof.

     20.2 In confirmation of the foregoing subordination, Tenant shall, at Landlord's request, promptly execute and deliver any reasonable and appropriate certificate or other document evidencing such subordination. Tenant agrees that neither the institution of any suit, action or other proceeding by the holder of any mortgage on the Building to realize upon such mortgage holder's interest in the Building, nor any sale of the Building pursuant to the provisions of the mortgage in favor of such mortgage holder, shall, by operation of law or otherwise, result in the cancellation or termination of this Lease or of the obligations of Tenant hereunder, and that Tenant shall attorn to the purchaser at such foreclosure sale and shall recognize such purchaser as the landlord under this Lease. Tenant further agrees that for the purposes of this Section 20.2, the term "PURCHASER" or "PURCHASER AT A FORECLOSURE SALE" shall mean, without limitation, a purchaser at a foreclosure sale affecting the Building or the holder of any mortgage on the Building. Tenant agrees that upon such attornment, such purchaser shall not (a) be bound by any rent credits or payments of Annual Base Rent for more than one (1) month in advance, (b) be bound by any amendment of this Lease made without the consent of any lender providing financing for the Building of which Tenant has notice prior to entering into the amendment (other than an amendment confirming the exercise of a right of Tenant under this Lease, including, but not limited to, an adjustment to the

Land Rent or an increase in the Improvements Rent payable hereunder, pursuant to Section 3.7 hereof), (c) be liable for damages for any act or omission of any prior landlord; or (d) be subject to any offsets or defenses which Tenant might have against any prior landlord; provided, however, that after succeeding to Landlord's interest under this Lease, such purchaser shall perform in accordance with the terms of this Lease all obligations of Landlord arising after the date such purchaser acquires title to the Building. Upon request by such purchaser, Tenant shall execute and deliver an instrument or instruments confirming its attornment.

     20.3 (a) After Tenant receives notice in writing from any person, firm or other entity that it holds a mortgage or deed of trust on the Building or the Land requesting that copies of notices from Tenant to Landlord be sent to it, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder or Trustee at the last address of such holder or Trustee; that shall have been furnished to Tenant. The curing of any of Landlord's defaults by such holder or Trustee shall be treated as performance by Landlord.

          (b) In addition to the time afforded Landlord for the curing of any default, any such holder or Trustee shall have an additional thirty (30) days after the expiration of the period allowed to Landlord for the cure of any such default within which to commence a cure and such additional time as may be reasonable necessary to effect the cure using diligent efforts.

     20.4 In the event that any lender providing construction or permanent financing or any refinancing for the Building or the Land requires, as a condition of such financing, that modifications to this Lease be obtained, and provided that such modifications (i) are reasonably acceptable to Tenant, (ii) do not adversely affect in a material manner Tenant's rights or obligations hereunder, including its use of the Premises as herein permitted, and (iii) do not increase the rent or other sums to be paid by Tenant hereunder, Landlord may submit to Tenant a written amendment to this Lease incorporating such required changes, and Tenant hereby covenants and agrees to execute, acknowledge and deliver such amendment to Landlord within fifteen (15) days of Tenant's receipt thereof.

                                   ARTICLE XXI
                                  HOLDING OVER

     21.1 In the event that Tenant shall not immediately surrender the Premises on the date of the expiration of the Lease Term, Tenant shall become a tenant by the month. During the first sixty (60) days of such holdover period, Tenant shall pay a rent equal to one hundred twenty-five percent (125%) of the Annual Base Rent and all additional rent in effect during the last month of the Lease Term. In the event such holdover period extends beyond sixty (60) days, then the rent shall be adjusted, retroactively to the first day of the holdover period, to equal the greater of (i) one hundred ten percent (110%) of fair market rental value for the Premises in its then-existing condition or (ii) one hundred twenty-five percent (125%) of the Annual Base Rent and all additional rent in effect during the last month of the Lease Term. Said monthly tenancy shall commence on the first day following the expiration of the Lease Term. As a monthly tenant, (i) Tenant shall be subject to all the terms, conditions, covenants and agreements of this Lease; (ii)

Tenant shall give to Landlord at least thirty (30) days' written notice of any intention to vacate the Premises; and (iii) Tenant shall be entitled to thirty
(30) days' written notice to quit the Premises, unless Tenant is in default hereunder, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being hereby expressly waived. Notwithstanding the foregoing provisions of this Section 21.1, in the event that Tenant shall hold over after the expiration of the Lease Term, and if Landlord shall desire to regain possession of the Premises promptly at the expiration of the Lease Term, then at any time prior to Landlord's acceptance of rent from Tenant as a monthly tenant hereunder, Landlord, at its option, may forthwith re-enter and take possession of the Premises by any legal process in force in the State of Maryland; provided that, if Tenant gives Landlord written notice not later than one (1) year prior to the expiration of the Lease Term that it intends to hold over for a period of up to ninety (90) days, then Landlord shall not be entitled to re-enter and take possession of the Premises on account of such holding over until the expiration of the hold over period specified in Tenant's notice to Landlord (not to exceed ninety days). Rent shall be payable during any such hold over period as provided in this Section 21.1.

                                  ARTICLE XXII
                              COVENANTS OF LANDLORD

     22.1 Landlord covenants that it has the right to make this Lease for the term aforesaid, and Landlord covenants that Tenant shall, during the term hereby created, freely, peaceably and quietly occupy and enjoy the full possession of the Premises without disturbance, molestation or hindrance by any person or entity whatever claiming an interest in the Premises prior or superior to Tenant's. Nothing in this Section 22.1, however, shall prevent Landlord from exercising any remedy available to it on account of an Event of Default by Tenant under this Lease. Landlord and Tenant each acknowledge and agree that Tenant's leasehold estate in and to the Premises vests on the date this Lease is fully executed by Landlord and Tenant, notwithstanding that the Lease Term will not commence until a future date.

     22.2 Landlord hereby reserves to itself and its successors and assigns the following rights (all of which are hereby consented to by Tenant): (i) if required by applicable law in Landlord's reasonable judgment, to change the street address and/or the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building (provided that if Landlord changes the street address of the Building for any reason other than to comply with a Legal Requirement, then Landlord shall pay Tenant's reasonable costs of replacing its stationery); and
(ii) subject to compliance with Landlord's obligations pursuant to Section 11.1, to erect, use and maintain pipes and conduits in and through the Premises; and
(iii) to establish and maintain field offices in the Building for site engineers, property management and maintenance personnel in size, number and locations that are typical for first-class office buildings; provided that, subject to the foregoing standard, Tenant shall have approval rights over the particular size, number and locations of such facilities, which approval shall not be unreasonably withheld, conditioned or delayed. Provided Landlord acts reasonably and in a manner not likely to materially, adversely affect Tenant's business, Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a dis-turbance or interruption of the business of Tenant or of Tenant's use or occupancy of the Premises and without diminishing the rent payable hereunder.

                                  ARTICLE XXIII
                                     PARKING

     23.1 The design of the Building will include structured parking appurtenant to the Building. Parking shall be available in such parking structure and in any surface parking appurtenant to the Building on a non-exclusive, unassigned, first-come, first-served basis, at no additional charge to Tenant; provided that, so long as Tenant is the sole tenant of the Building, Tenant's right to use all such parking areas on the Phase I Land shall be exclusive. In addition, so long as Tenant is leasing the entire Initial Premises pursuant hereto, Tenant may use the Phase II Land and/or the Phase III Land to satisfy its parking needs, in addition to or in lieu of building structured parking on the Phase I Land, subject to Tenant's obligation to pay the incremental site development costs attributable to the removal of any such temporary parking lot pursuant to
Section 3.5 hereof and pursuant to the Phased Development Agreement. From and after the date either the Phase II Land or the Phase III Land ceases to be leased to Tenant hereunder, such land shall be unavailable to serve Tenant's parking needs for the Building, all of which parking shall thereafter be accommodated on the Phase I Land in the structured parking to be constructed thereon in order to satisfy all applicable parking requirements. Landlord and Tenant shall agree upon reasonable access controls and operating policies that will govern the parking areas, all of which shall be consistent with the standards of Class A suburban office buildings, shall comply with the Viable Building Standards and shall comply with all Legal Requirements (including, but not limited to, those set forth in the Americans with Disabilities Act and similar such laws in effect from time to time).

     23.2 Subject to the provisions of Sections 14.1 and 14.7 hereof, it is understood and agreed that Landlord does not assume any responsibility for, and shall not be held liable for, any damage or loss to any automobiles parked in the parking area or to any personal property located therein, or for any injury sustained by any person in or about the parking areas.

                                  ARTICLE XXIV

                             [INTENTIONALLY DELETED]

                                   ARTICLE XXV
                         REPRESENTATIONS AND WARRANTIES

     Landlord hereby warrants and represents to Tenant as follows:

          (a) Landlord is a limited partnership, validly existing and in good standing under the laws of the State of Maryland.

          (b) Landlord has the full capacity, right, power and authority to execute and deliver this Lease. The individuals signing this Lease and all other documents executed or to be executed pursuant hereto on behalf of Landlord are and shall be duly authorized to sign the same on Landlord's behalf and to bind Landlord thereto.

          (c) Landlord has not (i) made a general assignment for the benefit of creditors, (ii) filed any involuntary petition in bankruptcy or suffered the filing of any involuntary petition by Landlord's creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of Landlord's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Landlord's assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

     25.1 Tenant hereby warrants and represents to Landlord as follows:

          (a) Tenant is a corporation, validly existing and in good standing under the laws of Delaware and is authorized to do business as a foreign corporation in the State of Maryland.

          (b) Tenant has the full capacity, right, power and authority to execute and deliver this Lease. The individuals signing this Lease and all other documents executed or to be executed pursuant hereto on behalf of Tenant are and shall be duly authorized to sign the same on Tenant's behalf and to bind Tenant thereto.

          (c) Tenant has not (i) made a general assignment for the benefit of creditors, (ii) filed any involuntary petition in bankruptcy or suffered the filing of any involuntary petition by Tenant's creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of Tenant's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Tenant's assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

                                  ARTICLE XXVI
                                     RENEWAL

     26.1 Landlord hereby grants to Tenant three (3) successive five (5)-year renewal options, each exercisable at Tenant's option and subject to the conditions described below (each such five-year term, if exercised, being referred to herein as a "RENEWAL TERM"). If exercised, and if the conditions applicable thereto have been satisfied, the first Renewal Term shall commence immediately following the end of the Lease Term provided in this Lease (as it may be extended pursuant to Section 2.3 hereof), the second Renewal Term shall commence immediately following the end of the first Renewal Term, and the third Renewal Term shall commence immediately following the end of the second Renewal Term. The right of renewal herein granted to Tenant with respect to each Renewal Term shall be subject to, and shall be exercised in accordance with, the following terms and conditions:

          (a) Tenant shall exercise its right of renewal with respect to each Renewal Term by giving Landlord written notice thereof not earlier than twenty-four (24) months and not later than twelve (12) months prior to the expiration date of the then-current Lease Term. Ten-ant's exercise of its right of renewal shall be irrevocable (except as provided in Section 26.3(a) below) and shall be binding upon both Landlord and Tenant.

          (b) In the event a renewal option notice is not given timely, Tenant's right of renewal with respect to such Renewal Term shall lapse and be of no further force or effect.

          (c) A renewal option may be exercised either with respect to the entire Building Premises or with respect to a Divisible Portion of the Building Premises (as defined below), but may not, in any event, be exercised with respect to the Phase II Land or the Phase III Land. Tenant's renewal option notice shall specify whether Tenant is exercising its right of renewal with respect to the entire Building Premises or with respect to a Divisible Portion of the Building Premises, and (if applicable) shall identify the Divisible Portion of the Building Premises with specificity. As used herein, the term "DIVISIBLE PORTION OF THE BUILDING PREMISES" shall mean a portion of the Building Premises designated by Tenant, consisting of two (2) or more contiguous full floors of the Building.

          (d) If an Event of Default has occurred hereunder and has continued for ten (10) business days on the date a renewal option notice is sent or on the date such Renewal Term is to commence, then, at Landlord's option, such Renewal Term shall not commence and the Lease Term shall expire on the date the Lease Term would have expired without such renewal.

          (e) In the event this Lease is not renewed for any Renewal Term, Tenant's right to renew this Lease for any subsequent Renewal Terms shall also lapse. In the event this Lease is renewed for any Renewal Term with respect to only a Divisible Portion of the Building Premises, then Tenant's right to renew this Lease for any subsequent Renewal Terms shall apply only to such Divisible Portion of the Building Premises. Whether or not this Lease is renewed for any Renewal Term, if not sooner terminated pursuant to the terms hereof, upon the expiration of the initial Lease Term, this Lease shall terminate with respect to the Phase II Land and the Phase III Land.

     26.2 During any Renewal Term, all the terms, conditions, covenants and agreements set forth in this Lease shall continue to apply and be binding upon Landlord and Tenant, except that: (1) the Annual Base Rent shall be calculated at the beginning of the Renewal Term so that the Annual Base Rent payable during each Lease Year of such Renewal Term shall be equal to ninety-five percent (95%) of Market Rent for the first Renewal Term, and ninety percent (90%) of Market Rent for the second and third Renewal Terms, in each case including a market-based formula for adjusting Market Rent for each Lease Year of each Renewal Term; (2) in no event shall Tenant have the right to renew the Lease Term beyond the expiration of the third Renewal Term provided for in Section 26.1; and (3) if this Lease is renewed for only a Divisible Portion of the Premises, then this Lease shall be amended effective as of the commencement of the Renewal Term, to include alternative lease provisions as would be appropriate under the circumstances, taking into account a multi-tenant configuration. If the parties cannot agree upon such alternate lease provisions, the matter shall be submitted to arbitration pursuant to Article XXVIII hereof.

     26.3 "MARKET RENT" shall be the fair market amount of "net" Annual Base Rent (including escalations) determined as follows:

          (a) Following the giving of the renewal option notice, Landlord and Tenant shall commence negotiations concerning the amount of Annual Base Rent that shall constitute Market Rent. The parties shall have thirty (30) days after the date Tenant delivers its renewal option notice in which to agree on such Market Rent. If, during such negotiation period, the parties are unable to agree on such Market Rent, then Tenant shall have the right to rescind its exercise of the renewal option by notice of rescission delivered to Landlord no later than the expiration of such thirty (30) day period.

          (b) In the event Landlord and Tenant do not reach agreement concerning the Market Rent, but Tenant does not timely exercise the right of rescission described in subsection (a) above, then Landlord and Tenant shall each, within seven (7) days from the expiration of the thirty (30) day period described in subsection (a) above, designate an independent, licensed real estate broker or a licensed real estate professional associated with a licensed real estate broker who shall have more than eight (8) years' experience as a real estate broker specializing in commercial office leasing, and who shall have expertise with the commercial real estate market in which the Building is located. For purposes of this Lease, a broker shall not be deemed "independent" if such broker shall have been engaged to work on behalf of the party that is appointing such broker at the time of, or at any time during the three (3) year period preceding, such broker's appointment. Said brokers shall each determine the Market Rent within fifteen (15) days after their appointment. If the lower of the two determinations is not less than ninety-five percent (95%) of the higher of the two determinations, then the Market Rent shall be the average of the two determinations. If the lower of the two determinations is less than ninety-five percent (95%) of the higher of the two determinations, then the two brokers shall render separate written reports of their determinations and within fifteen
(15) days thereafter the two brokers shall appoint a third broker with like qualifications. Within fifteen (15) days after the appointment of the third
(3rd) broker, the third broker shall render its independent determination of Market Rent. If three brokers are used to determine Market Rent, then, for purposes of this Section 26.3, Market Rent shall equal the average of the two closest determinations; provided, however, that (i) if any one determination is agreed upon by any two of the brokers, then the Market Rent shall be such determination, and (ii) if any one determination is equidistant from the other two determinations, then the Market Rent shall be such middle determination. Landlord and Tenant shall each bear the cost of its broker and shall share equally the cost of the third broker.

     26.4 Among the factors to be considered in determining Market Rent shall be the rental rates then being obtained for leases of similar space, size and terms in the Building and in other comparable office buildings of a similar class in the North Bethesda/Rockville/Gaithersburg corridor. For purposes hereof, leases of one hundred thousand (100,000) square feet of rentable area or greater shall be deemed to be leases of similar size. All determinations shall reflect market conditions expected to exist as of the date that Annual Base Rent based on Market Rent is to commence (including base rents and escalations, rental abatements, construction allowances, leasing commissions and other tenant concessions, operating expense and tax pass-through provisions, and other terms expected to be agreed to in market leases entered into at such time).

     26.5 Notwithstanding anything contained herein to the contrary, if Tenant wishes to extend the Lease Term to be coterminous with the Phase II Lease or the Phase III Lease pursuant to Section 2.3 hereof, but is prevented from doing so because the extension would extend the initial

Lease Term by more than the five (5) year period permitted under Section 2.3, then Tenant may nevertheless extend the Lease Term to run coterminously with the Phase II Lease or the Phase III Lease by extending the Lease Term pursuant to, and to the extent permitted under, Section 2.3, and then renewing this Lease effective as of the expiration of the initial Lease Term (as extended pursuant to Section 2.3) for a period equal to the additional time period (not to exceed five (5) years) necessary to render this Lease coterminous with the Phase II Lease or the Phase III Lease (as the case may be) (the "HYBRID RENEWAL TERM"). If the Hybrid Renewal Term is for a period of less than three (3) years, it shall be in addition to the three (3) five (5) year Renewal Terms provided herein. If the Hybrid Renewal Term is for a period of three (3) years or more (subject to the 5-year maximum), it shall be in lieu of the first of three (3) 5-year Renewal Terms provided for herein, and Tenant shall thereafter have only two (2) remaining 5-year Renewal Terms to be exercised. Tenant shall exercise each right to renew this Lease for a Hybrid Renewal Term at the same time as Tenant exercises its right to extend the initial Lease Term pursuant to the Extension Option Notice provided for in Section 2.3 above; provided, however, the thirty (30) day period described in Section 26.3(a) for agreement on Market Rent shall, in the case of a Hybrid Renewal Term, commence on the date that is twelve (12) months prior to the expiration of the initial Lease Term (as extended pursuant to Section 2.3 hereof). Except as set forth above, all of the same terms and conditions that are applicable to the first Renewal Term shall apply equally to the Hybrid Renewal Term, including the determination of the Annual Base Rent and additional rent payable during such renewal term; provided, however, that the Hybrid Renewal Term must renew the Lease Term with respect to the entire Building Premises, and may not be for a Divisible Portion of the Building Premises.

                                  ARTICLE XXVII
                            COMMUNICATIONS EQUIPMENT

     27.1 Tenant may install, free of charge (with the right to collect and retain any income that may be derived therefrom), at its sole cost, risk and expense, satellite dishes and communications equipment (the "COMMUNICATIONS EQUIPMENT") on the roof of the Building and/or on portions of the Land (for so long as such portions of the Land remain subject to this Lease), in an amount and of a type determined by Tenant, subject to Tenant's compliance with the Viable Building Standards, the Approved Site Plan and all other Legal Requirements and subject further to Landlord's prior written approval of plans and specifications for the Communications Equipment and the type and placement of all cabling and wiring ancillary thereto, all of which Landlord approvals shall be limited to ensuring compliance with the aforesaid standards. Landlord makes no representation concerning the suitability of the rooftop or the Land as a location for the Communications Equipment, and Landlord's approval of Tenant's plans and specifications shall in no event be construed as constituting such a representation. Tenant shall be responsible for obtaining and maintaining all approvals, permits and licenses required by any federal, state or local government for installation and operation of the Communications Equipment and for paying all fees attendant thereto and for complying with all other Legal Requirements relating to the Communications Equipment. If the Communications Equipment is installed, Tenant shall have sole responsibility for the maintenance, repair and replacement thereof and of all cabling and wiring ancillary thereto. Tenant shall coordinate with Landlord's property manager concerning any penetration of the roof or the exterior facade of the Building, and shall in no event take any action that will void any then-existing roof warranty. All repairs to the Building made necessary by reason of the furnishing, installation, maintenance, operation or removal of the Communications Equipment or any replacements thereof shall be at Tenant's sole cost. Upon expiration or termination of this Lease, Tenant agrees that it will remove, forthwith, the Communications Equipment (but not the wiring or accessories) and shall repair any damage to the Building caused by the installation or removal of the Communications Equipment and related equipment. In the event Tenant fails to remove the Communications Equipment, Landlord may remove and dispose of such Communications Equipment and charge Tenant the entire reasonable cost thereof. Tenant's Communications Equipment shall not interfere with the structure of the Building, any of the building systems, or, at any time that Tenant is not the sole tenant of the Building, the equipment (including airwaves reception and other equipment) of any other tenant in the Building who shall have similar rights to maintain Communications Equipment and shall have exercised those rights prior to the exercise thereof by Tenant hereunder. Any such similar rights granted to any other tenant shall similarly restrict such other tenant's Communications Equipment from interfering with Tenant's Communications Equipment. Landlord shall enforce all such restrictions. If Tenant ceases at any time to be the sole tenant of the Building, Tenant's rights pursuant to this Section 27.1 shall be non-exclusive. Landlord shall have no liability on account of any damage to or interference with the operation of the Communications Equipment by any third party. Notwithstanding the foregoing, Landlord agrees that it will manage the available space on the rooftop so as to accommodate Tenant's needs with respect to the Communications Equipment to the greatest extent reasonably possible, including requesting that other tenants or rooftop users relocate their equipment if such relocation is necessary to enable Tenant to operate its Communications Equipment. Landlord shall have the right to require Tenant to relocate the Communications Equipment at Landlord's cost to another suitable location on the rooftop reasonably acceptable to Tenant, provided such relocation can be done at a time and in a manner that only minimally and temporarily interferes with Tenant's use of the Communications Equipment.

                                 ARTICLE XXVIII
                                   ARBITRATION

     28.1 In the event that any dispute, claim or controversy which, according to the express terms hereof, is subject to arbitration (a "DISPUTE") shall arise hereunder, either party may give written notice to the other party that it wishes to resolve the dispute pursuant to this Article XXVIII. The parties shall first attempt to resolve such Dispute through negotiation at a meeting of senior representatives of both parties within ten (10) business days following the notice described above. If such negotiation shall not result in a resolution within the allotted time period, either party may initiate arbitration by giving written notice to the other party.

     28.2 All Disputes not resolved by negotiation as contemplated by Section
28.1 hereof shall be resolved by mandatory arbitration before a panel of three
(3) arbitrators pursuant to the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), provided that such arbitration shall not be conducted by the AAA. Landlord and Tenant shall each select an arbitrator within fifteen (15) days of the initiation of arbitration, and the two arbitrators so selected shall select a third arbitrator within fifteen (15) days thereafter. Each arbitrator shall be a qualified and independent person with at least ten
(10) years of experience in the Washington, D.C. area with expertise in the specialty required for understanding and resolving the specific Dispute in question. If the first two arbitrators are unable to agree upon a third arbitrator within fifteen (15) days after being selected, then the AAA shall be requested to appoint the third arbitrator. The arbitrators shall conduct the arbitration proceeding on an expedited basis. All the filings, testimony, proceeding and award in the arbitration shall be treated as strictly CONFIDENTIAL and shall not be publicly disclosed unless required by lawfully issued subpoena or other court order. The arbitrators shall apply prevailing legal precedent in any dispute at the time of the hearing. The arbitrators shall issue their decision with a detailed written explanation of the factual and legal basis for the decision no later than one month after completion of the arbitration hearing. Each party shall bear its own legal fees and costs in the arbitration and the fees and expenses of the arbitrator it has selected. Both parties shall share equally the cost of the third arbitrator's fees and expenses. The United States Arbitration Act (Title 9, U.S. Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision. The arbitration panel's award shall be final and binding, and judgment upon any award rendered by the arbitration panel may be entered in any court having jurisdiction.

                                  ARTICLE XXIX
                              SITE PLAN CONTINGENCY

     29.1 If the Phased Development Agreement is terminated pursuant to Section
1.5 thereof because an Approved Site Plan has not been obtained on or before February 1, 1999, or for any other reason that entitles a party to terminate such agreement, then this Lease shall terminate as well, as of the date of termination of the Phased Development Agreement, and neither party shall have any further obligations to the other hereunder or under the Phased Development Agreement.

                                   ARTICLE XXX
                               GENERAL PROVISIONS

     30.1 Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are being acquired by Tenant except as herein expressly set forth.

     30.2 Nothing contained in this Lease shall be construed as creating a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of landlord and tenant.

     30.3 Landlord and Tenant each represents and warrants to the other that neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this Lease other than Cushman & Wakefield of Maryland, Inc. and the Staubach Company, whose commissions shall be the responsibility of Tenant, but shall be funded by Landlord at Tenant's direction in accordance with the terms of the Phased Development Agreement and included in Owner Funded Project Costs to the extent such commissions do not exceed the ten dollar ($10) per square foot pre-development cost allowance more particularly described in the Phased Devel-opment Agreement. Each party shall indemnify and hold the other harmless from and against any claim or claims for brokerage or other commissions asserted by any other broker, agent or finder engaged by the indemnifying party or with whom the indemnifying party has dealt in connection with this Lease.

     30.4 Tenant agrees, at any time and from time to time, upon not less than fifteen (15) days' prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications); (ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant; (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying the nature of such default; (iv) stating the address to which notices to Tenant are to be sent; and (v) stating such other information as Landlord or any mortgagee or prospective mortgagee of the Building may reasonably request. Any such statement delivered by Tenant may be relied upon by any landlord of the Building or the Land, any prospective purchaser of the Building or such land, any mortgagee or prospective mortgagee of the Building or such land or of Landlord's interest therein, or any prospective assignee of any such mortgagee. Landlord agrees, at any time and from time to time, upon not less than fifteen
(15) days' prior written notice by Tenant, to execute, acknowledge and deliver to Tenant a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications);
(ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant; (iii) stating whether or not, to the best knowledge of Landlord, Tenant is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying the nature of such default; (iv) stating the address to which notices to Landlord are to be sent; and (v) stating such other information as Tenant may reasonably request.

     30.5 Landlord and Tenant each hereby waives trial by jury in any action, proceeding or counterclaim brought by either of them against the other in connection with any matter arising out of or in any way connected with this Lease, the relationship of landlord and tenant hereunder, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage. Landlord hereby waives any statutory or other landlord's lien available under the laws of the State of Maryland or otherwise.

     30.6 All notices or other communications required hereunder shall be in writing and shall be delivered in person (with receipt therefor), or sent by certified mail, return receipt requested, postage prepaid, or by facsimile transmission, to the following addresses or facsimile numbers:

          (i)  if to Landlord, at:
          Boston Properties, Inc.
          500 E Street, S.W.
          Washington, D.C. 20024

          Attn:  Senior Vice President/Property Management
          Facsimile no.:  202-488-8644 (verify no. 202-646-7600);

          with a copy to:

          Boston Properties, Inc.
          500 E Street, S.W.
          Washington, D.C. 20024
          Attn: Regional General Counsel
          Facsimile no.:  202-554-4167 (verify no. 202-646-7600);

          and a copy to:

          Boston Properties, Inc.
          8 Arlington Street
          Boston, Massachusetts 02116
          Attn:  General Counsel
          Facsimile no.:  617-536-4233 (verify no. 617-859-2600);

          (ii) if to Tenant, at:

          the Premises
          Attn:  Director of Operations
          (facsimile no. to be designated by Tenant by notice given to Landlord in accordance herewith);

          except that, prior to the Lease Commencement Date, notices to such Director of Operations shall be given at:

          2115 East Jefferson Street
          Rockville, Maryland 20852
          Facsimile no.:  301-984-5405 (verify no.:  301-984-5000);

          with a copy to:

          the Premises
          Attn: General Counsel
          (facsimile no. to be designated by Tenant by notice given to Landlord in accordance herewith);

          except that, prior to the Lease Commencement Date, notices to such General Counsel shall be given at:

          2115 East Jefferson Street
          Rockville, Maryland 20852
          facsimile no.: 301-984-5144 (verify no.: 301-984-5000);

          and a copy to:

          Philip M. Horowitz, Esq.
          Arter & Hadden LLP
          1801 K Street, N.W., Suite 400K
          Washington, D.C.  20006
          facsimile no.: 202-857-0172 (verify no. 202-775-7988).

Notwithstanding anything contained herein to the contrary, all notices given by Tenant pursuant to Section 14.6 hereof shall be given at the addresses and in the manner specified above but, in addition, in order to constitute effective notice to Landlord, shall be given to the on-site building engineer or to such other person at such other address as Landlord may specify by written notice to Tenant. Either party may change its address for the giving of notices by notice given in accordance with this Section. Notices given by any means other than by facsimile shall be deemed given or received on the date actually received or, if refused, on the date delivery was attempted and refused. Notices given by facsimile shall be deemed given or received when confirmation of complete receipt is obtained by the transmitting party during normal business hours or, if not confirmed during normal business hours, on the next business day.

     30.7 If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     30.8 Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution.

     30.9 The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors and assigns, subject to the provisions hereof restricting assignment by Landlord or Tenant or subletting by Tenant.

     30.10 This Lease, together with the Phased Development Agreement, the Phase I Development Services Agreement and the other contemporaneous agreements entered into pursuant thereto, contains and embodies the entire agreement of the parties hereto and supersedes the Memorandum and all other prior agreements, negotiations and discussions between the parties hereto, all of which are merged herein. Any representation, inducement or agreement that is not contained in this Lease shall not be of any force or effect. This Lease may not be modified or changed in whole or in part in any manner other than by an instrument in writing duly signed by both parties hereto.

     30.11 This Lease shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to the principles of conflicts of law.

     30.12 Article and section headings are used herein for the convenience of reference and shall not be considered when construing or interpreting this Lease.

     30.13 The submission of an unsigned copy of this document to Tenant for Tenant's consideration does not constitute an offer to lease the Premises or an option to or for the Premises. This document shall become effective and binding only upon the execution and delivery of this Lease by both Landlord and Tenant.

     30.14 Time is of the essence of each provision of this Lease.

     30.15 This Lease shall not be recorded, except that upon the request of either party, the parties agree to execute, in recordable form, a short-form memorandum of this Lease, provided that such memorandum shall not contain any of the specific rental terms set forth herein and shall otherwise be mutually acceptable to Landlord and Tenant. Such memorandum may be recorded in the land records of Montgomery County, Maryland, and the party desiring such recordation shall pay all recordation costs.

     30.16 Except as otherwise specifically provided herein, any additional rent owed by Tenant to Landlord, and any cost, expense, damage or liability shall be paid by Tenant to Landlord no later than fifty (50) days after the date Landlord notifies Tenant in writing of the amount of such additional rent or such cost, expense, damage or liability; provided that regularly scheduled monthly payments of additional rent pursuant to Article IV hereof shall be due and payable on the first day of each month, subject to the terms and conditions of Article IV. If any payment hereunder is due after the end of the Lease Term, such additional rent or such cost, expense, damage or liability shall be paid by Tenant to Landlord not later than fifty (50) days after Landlord notifies Tenant of the amount of such additional rent or such cost, expense, damage or liability.

     30.17 All claims by Landlord with respect to Tenant's duties and obligations hereunder, including but not limited to Tenant's duties and obligations to pay Annual Base Rent, additional rent and the costs, expenses, damages and liabilities incurred by Landlord for which Tenant is liable, shall survive the termination of this Lease for any reason whatsoever. All claims by Tenant with respect to Landlord's duties and obligations hereunder shall survive the termination of this Lease for any reason whatsoever.

     30.18 In the event either Tenant or Landlord is in any way delayed, interrupted or prevented from performing any of its respective obligations under this Lease (other than Tenant's obligation to pay any rent due hereunder), and such delay, interruption or prevention is due to fire, act of God, governmental or quasi-governmental act (including, without limitation, any delay in the issuance of required permits or in the scheduling or performance of required inspections), national emergency, strike, labor dispute, unusual delays in transportation, inability to procure materials or utilities (where such inability was not reasonably capable of being anticipated), or any other cause beyond Tenant's or Landlord's reasonable control (whether similar or dissimilar) (all of which are collectively referred to herein as "FORCE MAJEURE"), then Tenant or Landlord (as applicable) shall be excused from performing the affected obligations for the period of such delay, interruption or prevention. Notwithstanding the foregoing, each party shall use reasonable efforts to mitigate the delay in such party's performance due to Force Majeure.

     30.19 Tenant and Landlord hereby each represent and warrant to the other that all necessary corporate and/or partnership action has been taken to enter into this Lease and that the person signing this Lease on behalf of Tenant and Landlord, respectively, has been duly authorized to do so.

     30.20 Any amounts required to be paid by Tenant under this Lease shall be considered additional rent. All payments of additional rent shall be paid to Landlord without diminution, set-off or deduction (except as otherwise provided in Section 14.6 hereof) in the same manner as Annual Base Rent pursuant to
Section 3.3 hereof or as may otherwise be provided in this Lease.

     30.21 If Landlord or Tenant is required or elects to take legal action against the other party to enforce the provisions of this Lease and a judgment is rendered in such action by a court of competent jurisdiction, then the prevailing party in such action shall be entitled to collect from the other party its costs and expenses incurred in connection with such legal action (including, but not limited to, reasonable attorneys' fees and court costs).

     30.22 This Lease includes and incorporates Exhibits A, B, C, D, E and F attached hereto.

     30.23 The parties hereto acknowledge and agree that this Lease, the Phased Development Agreement and the Phase I Development Services Agreement shall be interpreted, to the maximum extent possible, so that they are consistent with each other and with the view that they are intended to effectuate common and unified purposes. In the event that there is any conflict or inconsistency between the terms or conditions in any of these documents, or if the application of the terms or conditions in these documents to any circumstances may result in inconsistent treatment, the parties agree that (i) the terms and conditions of this Lease shall take precedence over the other two documents, and (ii) the terms and conditions of the Phased Development Agreement shall take precedence over the Phase I Development Services Agreement; provided, however, that nothing in this Lease or the Phased Development Agreement shall be deemed to increase the obligations or duties of Himes or to limit the rights of Himes under the Phase I Development Services Agreement.

                                  ARTICLE XXXI
                           DIRECTORY OF DEFINED TERMS

     The following terms used herein are defined where indicated below:

               Term                               Definition
               ----                               ----------
     Adjustment Index ........................... Section 13.1
     Affiliate of Tenant ........................ Section 7.5
     Annual Base Rent ........................... Section 3.1
     Approved Site Plan ......................... Recital C
     Beginning Index ............................ Section 13.1
     Building ................................... Recital C
     Building Premises .......................... Section 17.1
     Building Systems ........................... Section 13.1

               Term                               Definition
               ----                               ----------
     Communications Equipment ................... Section 27.1
     Complex .................................... Recital C
     Default Rate ............................... Section 18.7
     Development Manager ........................ Recital C
     Divisible Portion of the Building Premises . Section 26.1
     Eligibility Period ......................... Section 13.2
     Environmental Default ...................... Section 6.4
     Environmental Law .......................... Section 6.4
     Excess Operating Hours Rent ................ Section 13.1
     Excess Restoration Costs ................... Section 16.4
     Excess Restoration Costs Factor ............ Section 16.4
     Excess Restoration Costs Rent .............. Section 16.4
     Expenses ................................... Section 4.2
     Extension Option Notice .................... Section 2.3
     Hazardous Materials ........................ Section 6.4
     Hourly Building Systems Cost ............... Section 13.1
     Improvements Costs ......................... Section 3.1
     Improvements Rent .......................... Section 3.1
     Initial Land Rent .......................... Section 3.4(c)
     Initial Premises ........................... Section 1.2
     Insolvency Laws ............................ Section 19.1
     Insurance Requirements ..................... Section 9.2
     Interest Rate .............................. Section 3.1
     Invitees ................................... Section 6.4
     Land Costs ................................. Section 3.1
     Land Rent .................................. Section 3.1
     Lease Commencement Date .................... Section 2.1(b)
     Lease Term ................................. Section 2.1
     Lease Year ................................. Section 2.2
     Legal Requirements ......................... Section 6.1
     Market Rent ................................ Section 26.3
     Minimum Net Worth Amount ................... Section 5.1
     mortgages .................................. Section 20.1
     Operating Expenses ......................... Section 4.2
     Operating Plan ............................. Section 4.1
     Phase I Development Services Agreement ..... Recital C
     Phase I Land ............................... Recital A
     Phase II Land .............................. Recital A
     Phase III Land ............................. Recital A
     Phased Development Agreement ............... Recital C
     Premises ................................... Section 1.1
     Real Estate Taxes .......................... Section 4.2
     Reconciliation Statement ................... Section 4.5
     Renewal Term ............................... Section 26.1
     Rent Recalculation Date .................... Section 3.1
     Restoration Costs Interest Rate ............ Section 16.4

               Term                               Definition
               ----                               ----------
     Rules and Regulations ...................... Section 15.1
     security deposit ........................... Section 5.1
     Site-Specific Site Costs ................... Section 3.1
     Supplemental Land Costs .................... Section 3.5
     Supplemental Land Rent ..................... Section 3.5
     Supplemental Land Rent III ................. Section 3.5
     Suspension Events .......................... Section 13.2
     Taking ..................................... Section 17.1
     Owner Funded Project Costs ................. Section 3.1
     Viable Building Standards .................. Exhibit C

     IN WITNESS WHEREOF, Landlord and Tenant have executed this
Lease under seal on or as of the day and year first above written.

WITNESS:                 LANDLORD:

                         WASHINGTONIAN NORTH ASSOCIATES LIMITED
                         PARTNERSHIP, a Maryland limited partnership

                         By:  Boston Properties LLC, General Partner

                              By:  Boston Properties Limited Partnership,
                                   a Delaware limited partnership, Managing
                                   Member

                                   By:  Boston Properties, Inc., General
                                        Partner

[SIG]                                   By:       /s/ RAYMOND A. RITCHEY (seal)
--------------------------                 ----------------------------
                                        Name:     Raymond A. Ritchey
                                        Title:    Executive Vice President

WITNESS:                 TENANT:

                         MANUGISTICS, INC.,
                         a Delaware corporation

[SIG]                    By:    /s/ PETER Q. REPETTI         (seal)
-------------------           ------------------------------
                         Name:  Peter Q. Repetti
                              ------------------------------
                         Title: Chief Financial Officer
                              ------------------------------